Form of	Exhibit 4(a)

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this __ day of __________, 2017, by and between Janus Investment Fund, a Massachusetts business trust (the “Trust”), on behalf of INTECH U.S. Core Fund, a series of the Trust (the “Target Fund”), and INTECH U.S. Managed Volatility Fund, a series of the Trust (the “Acquiring Fund”). Janus Capital Management LLC (“JCM”) joins this agreement solely for the purpose of agreeing to be bound by Paragraph 5.

All references in this Agreement to action taken by the Target Fund or the Acquiring Fund shall be deemed to refer to action taken by the Trust on behalf of the respective portfolio series.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization (the “Reorganization”) will consist of the transfer by the Target Fund of all or substantially all of its assets to the Acquiring Fund, in exchange solely for Class A, C, D, I, N, S and T voting shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) having an aggregate net asset value equal to the aggregate net asset value of the same class of shares of the Target Fund, the assumption by the Acquiring Fund of all the liabilities of the Target Fund, and the distribution of the Class A, C, D, I, N, S and T Acquiring Fund Shares to the shareholders of the Target Fund in complete liquidation of the Target Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Board of Trustees of the Trust has determined that it is in the best interest of each of the Target Fund and the Acquiring Fund that assets of the Target Fund be acquired by the Acquiring Fund and the liabilities of the Target Fund be assumed by the Acquiring Fund in exchange for Class A, C, D, I, N, S and T Acquiring Fund Shares pursuant to this Agreement and in accordance with the applicable statutes of the Commonwealth of Massachusetts, and that the interests of existing shareholders of the Target Fund or the Acquiring Fund will not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. PLAN OF REORGANIZATION

1.1         Subject to the terms and conditions herein set forth, the Trust shall (i) transfer all or substantially all of the assets of the Target Fund, as set forth in paragraph 1.2, to the Acquiring Fund, (ii) the Trust shall cause the Acquiring Fund to deliver to the Trust full and fractional Class A, C, D, I, N, S and T Acquiring Fund Shares having an aggregate net asset value equal to the value of the aggregate net assets of the same class of shares of the Target Fund as of the close of regular session trading on the New York Stock Exchange on the Closing Date, as set forth in paragraph 2.1 (the “Closing Date”) and (iii) the Trust shall cause the Acquiring Fund to assume all liabilities of the Target Fund, as set forth in paragraph 1.2. Such transactions shall take place at the closing provided for in paragraph 2.1 (the “Closing”).

1.2         The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities and futures interests, and dividends or interest receivable which are owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date. The Acquiring Fund will assume all of the liabilities, expenses, costs, charges and reserves of the Target Fund of any kind, whether absolute, accrued, contingent or otherwise in existence on the Closing Date.

1.3         The Target Fund will distribute pro rata to its shareholders of record of the applicable classes, determined as of immediately after the close of business on the Closing Date (the “Current Shareholders”), the Class A, C, D, I, N, S and T Acquiring Fund Shares received by the Trust pursuant to paragraph 1.1. Such distribution and liquidation will be accomplished by the transfer of the Class A, C, D, I, N, S and T Acquiring Fund Shares then credited to the accounts of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Current Shareholders and representing the respective pro rata number of the Class A, C, D, I, N, S and T Acquiring

Fund Shares due to such shareholders. All issued and outstanding shares of the Target Fund will simultaneously be canceled on the books of the Trust. The Acquiring Fund shall not issue certificates representing the Class A, C, D, I, N, S and T Acquiring Fund Shares in connection with such exchange. Ownership of Class A, C, D, I, N, S and T Acquiring Fund Shares will be shown on the books of the Trust’s transfer agent. As soon as practicable after the Closing, the Trust shall take all steps necessary to effect a complete liquidation of the Target Fund.

2. CLOSING AND CLOSING DATE

2.1         The Closing Date shall be _____, 2017, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of Janus Capital Management LLC (“JCM”), 151 Detroit Street, Denver, Colorado 80206-4805, or at such other time and/or place as the parties may agree.

2.2         The Trust shall cause Janus Services LLC (the “Transfer Agent”), transfer agent of the Target Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Current Shareholders and the number, class, and percentage ownership of outstanding shares of the Target Fund owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Class A, C, D, I, N, S and T Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Trust or provide evidence satisfactory to the Trust that such Class A, C, D, I, N, S and T Acquiring Fund Shares have been credited to the accounts of the Target Fund on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3. REPRESENTATIONS AND WARRANTIES

3.1         The Trust, on behalf of the Target Fund, hereby represents and warrants to the Acquiring Fund as follows:

(i)         the Trust is duly organized and existing under its Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust;”

(ii)         the Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Target Fund;

(iii)         the execution and delivery of this Agreement on behalf of the Target Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Trust or the shareholders of the Target Fund (other than as contemplated in paragraph 4.1(vii)) are necessary to authorize this Agreement and the transactions contemplated hereby;

(iv)         this Agreement has been duly executed by the Trust on behalf of the Target Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors’ rights generally, and general equitable principles;

(v)         neither the execution and delivery of this Agreement by the Trust on behalf of the Target Fund, nor the consummation by the Trust on behalf of the Target Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both) a breach of or default under, the Declaration of Trust or the Amended and Restated Bylaws of the Trust (“Bylaws”), as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Trust is a party or by which the Trust or any of its assets is subject or bound;

(vi)         if applicable, the unaudited statement of assets and liabilities of the Target Fund as of the Closing Date, determined in accordance with generally accepted accounting principles consistently applied from the prior audited period, accurately reflects all liabilities of the Target Fund as of the Closing Date;

(vii)         no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary (other than as contemplated in paragraph 4.1(vii)) for the execution and delivery of this Agreement by the Trust on behalf of the Target Fund or the consummation of any transactions contemplated hereby by the Trust, other than as shall be obtained at or prior to the Closing;

(viii)         On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

(ix)         For each taxable year of its operation (including the taxable year ending on the Closing Date), the Target Fund: (i) has elected to qualify, and has qualified or will qualify (in the case of the short taxable year ending on the Closing Date), for taxation as a “regulated investment company” under the Code (a “RIC”); (ii) has been eligible to compute and has computed its federal income tax under Section 852 of the Code, and on or prior to the Closing Date will have declared and paid a distribution with respect to all its investment company taxable income (determined without regard to the deduction for dividends paid), the excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code and its net capital gain (as such terms are defined in the Code) in each case that has accrued or will accrue on or prior to the Closing Date; and (iii) has been, and will be (in the case of the short taxable year ending on the Closing Date), treated as a separate corporation for U.S. federal income tax purposes;

(x)         Except as otherwise disclosed in writing to the Acquiring Fund, the Target Fund is in compliance in all material respects with the Internal Revenue Code (the “Code”) and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties with respect to such reporting and withholding requirements;

(xi)         The Target Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made;

(xii)         The Target Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder;

(xiii)         Except as otherwise disclosed to the Acquiring Fund, the Target Fund has not previously been a party to a transaction that qualified as reorganization under Section 368(a) of the Code; and

(xiv)         The Target Fund has not received written notification from any tax authority that asserts a position contrary to any of the representations in (x) through (xvi) above.

3.2         The Trust, on behalf of the Acquiring Fund, hereby represents and warrants to the Target Fund as follows:

(i)         the Trust is duly organized and existing under its Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust;”

(ii)         the Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Acquiring Fund;

(iii)         the execution and delivery of this Agreement on behalf of the Acquiring Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Trust or the shareholders of the Acquiring Fund are necessary to authorize this Agreement and the transactions contemplated hereby;

(iv)         this Agreement has been duly executed by the Trust on behalf of the Acquiring Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors’ rights generally, and general equitable principles;

(v)         neither the execution and delivery of this Agreement by the Trust on behalf of the Acquiring Fund, nor the consummation by the Trust on behalf of the Acquiring Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the Declaration of Trust or the Bylaws of the Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Trust is a party or by which the Trust or any of its assets is subject or bound;

(vi)         the net asset value per share of a Class A, C, D, I, N, S and T Acquiring Fund Share as of the close of regular session trading on the New York Stock Exchange on the Closing Date reflects all liabilities of the Acquiring Fund as of that time and date;

(vii)         no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Trust on behalf of the Acquiring Fund or the consummation of any transactions contemplated hereby by the Trust, other than as shall be obtained at or prior to the Closing;

(viii)         On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof; and

(ix)         For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund: (i) has elected or will elect to qualify, has qualified or will qualify (in the case of the year that includes the Closing Date) and intends to continue to qualify for taxation as a RIC under the Code; (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code, and will do so for the taxable year that includes the Closing Date; and (iii) has been, and will be (in the case of the taxable year that includes the Closing Date), treated as a separate corporation for U.S. federal income tax purposes.

4. CONDITIONS PRECEDENT

4.1         The obligations of the Trust on behalf of the Target Fund and the Trust on behalf of the Acquiring Fund to effectuate the Reorganization shall be subject to the satisfaction of the following conditions with respect to such Reorganization:

(i)         The Trust shall have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-14 under the Securities Act of 1933, as amended (the “Securities Act”) and such amendment or amendments thereto as are determined by the Board of Trustees of the Trust and/or JCM to be necessary and appropriate to effect the registration of the Class A, C, D, I, N, S and T Acquiring Fund Shares (the “Registration Statement”), and the Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (and not withdrawn or terminated);

(ii)         Class A, C, D, I, N, S and T Acquiring Fund Shares shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

(iii)         All representations and warranties of the Trust on behalf of the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Trust on behalf of the Acquiring Fund shall have received a certificate of an officer of the Trust acting on behalf of the Target Fund to that effect in form and substance reasonably satisfactory to the Trust on behalf of the Acquiring Fund;

(iv)         All representations and warranties of the Trust on behalf of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Trust on behalf of the Target Fund shall have received a certificate of an officer of the Trust acting on behalf of the Acquiring Fund to that effect in form and substance reasonably satisfactory to the Trust on behalf of the Target Fund;

(v)         The Acquiring Fund and Target Fund shall have received an opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meager and Flom LLP, substantially to the effect that for U.S. federal income tax purposes the Reorganization will constitute a “reorganization” within the meaning of Section 368(a) of the Code; notwithstanding anything herein to the contrary, the Trust may not waive the condition set forth in this paragraph;

(vi)         The Target Fund shall have declared and paid a dividend prior to the Closing Time, which, together with all previous dividends, will have the effect of distributing to its shareholders all of the Target Fund’s investment company taxable income (within the meaning of Section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid), if any, plus any excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all periods up to and including the Closing Date, and all of the Target Fund’s net capital gain (as defined in Section 1222(11) of the Code), if any, for the avoidance of doubt after reduction for any usable capital loss carryforwards, recognized in all periods up to and including the Closing Date; and

(vii)         The shareholders of the Target Fund shall have approved this Agreement at a special meeting of its shareholders.

5. EXPENSES

JCM agrees that it will bear all costs and expenses of the Reorganization and transactions contemplated thereby; provided, however that the Acquiring Fund and the Target Fund will each pay any brokerage commissions, dealer mark-ups and similar expenses that they may incur in connection with the purchase or sale of portfolio securities.

6. ENTIRE AGREEMENT

The Trust agrees on behalf of each of the Target Fund and the Acquiring Fund that this Agreement constitutes the entire agreement between the parties.

7. TERMINATION

This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of the Trust at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board of Trustees of the Trust, make proceeding with the Agreement inadvisable.

8. AMENDMENTS

This agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties.

9. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the parties hereto at their principal place of business.

10. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

10.1         The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.2         This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

10.3         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

10.4         This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

10.5         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, consultants, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Declaration of Trust. The execution and delivery by such officers of the Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The Trust is a series company with multiple series and has entered into this Agreement on behalf of each of the Target Fund and the Acquiring Fund.

10.6         The sole remedy of a party hereto for a breach of any representation or warranty made in this Agreement by the other party shall be an election by the non-breaching party not to complete the transactions contemplated herein.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date set forth above.

JANUS INVESTMENT FUND
For and on behalf of the Acquiring Fund

By:
Title:

Attest
By:
Title:

JANUS INVESTMENT FUND
For and on behalf of the Target Fund

By:
Title:

Attest
By:
Title:

JANUS CAPITAL MANAGEMENT, LLC

By:
Title:

Attest
By:
Title:

Before you invest, you may want to review the Fund’s Prospectus, which contains more information about the Fund and its risks. You can find the Fund’s Prospectus and other information about the Fund online at janus.com/info. You can also get this information at no cost by calling a Janus representative at 1-877-335-2687 or by sending an email request to prospectusrequest@janus.com.
[INTECH LOGO]

Summary Prospectus dated October 28, 2016
INTECH U.S. Managed Volatility Fund
Ticker:	JRSAX	Class A Shares	JRSSX	Class S Shares	JRSNX	Class N Shares
	JRSCX	Class C Shares	JRSIX	Class I Shares	JRSTX	Class T Shares

INVESTMENT OBJECTIVE
INTECH U.S. Managed Volatility Fund seeks long-term growth of capital.
FEES AND EXPENSES OF THE FUND
This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund. Each share class has different expenses, but represents an investment in the same Fund. For Class A Shares, you may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in the Fund or in other Janus mutual funds. More information about these and other discounts, as well as eligibility requirements for each share class, is available from your financial professional and in the “Purchases” section on page 48 of the Fund’s Prospectus and in the “Purchases” section on page 80 of the Fund’s Statement of Additional Information.
SHAREHOLDER FEES (fees paid directly from your investment)	Class A	Class C	Class S	Class I	Class N	Class T
Maximum Sales Charge (load) Imposed on Purchases (as a percentage of offering price)	5.75%	None	None	None	None	None
Maximum Deferred Sales Charge (load) (as a percentage of the lower of original purchase price or redemption proceeds)	None	1.00%	None	None	None	None
ANNUAL FUND OPERATING EXPENSES (expenses that you pay each year as a percentage of the value of your investment)	Class A	Class C	Class S	Class I	Class N	Class T
Management Fees	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Distribution/Service (12b-1) Fees	0.25%	1.00%	0.25%	None	None	None
Other Expenses	0.18%	0.16%	0.38%	0.15%	0.11%	0.36%
Total Annual Fund Operating Expenses	0.93%	1.66%	1.13%	0.65%	0.61%	0.86%

EXAMPLE:
The Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and reinvest all dividends and distributions. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
If Shares are redeemed:	1 Year	3 Years	5 Years	10 Years
Class A Shares	$ 664	$ 854	$ 1,060	$ 1,652
Class C Shares	$ 269	$ 523	$ 902	$ 1,965
Class S Shares	$ 115	$ 359	$ 622	$ 1,375
Class I Shares	$ 66	$ 208	$ 362	$ 810
Class N Shares	$ 62	$ 195	$ 340	$ 762
Class T Shares	$ 88	$ 274	$ 477	$ 1,061

1	INTECH U.S. Managed Volatility Fund

If Shares are not redeemed:	1 Year	3 Years	5 Years	10 Years
Class A Shares	$ 664	$ 854	$ 1,060	$ 1,652
Class C Shares	$ 169	$ 523	$ 902	$ 1,965
Class S Shares	$ 115	$ 359	$ 622	$ 1,375
Class I Shares	$ 66	$ 208	$ 362	$ 810
Class N Shares	$ 62	$ 195	$ 340	$ 762
Class T Shares	$ 88	$ 274	$ 477	$ 1,061

Portfolio Turnover:  The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 72% of the average value of its portfolio.
PRINCIPAL INVESTMENT STRATEGIES
The Fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in U.S. common stocks from the universe of the Russell 1000® Index, utilizing INTECH’s mathematical investment process, applying a managed volatility approach. The Russell 1000® Index is an unmanaged index that measures the performance of the large-cap segment of the U.S. equity universe. The Fund seeks to produce returns in excess of the Russell 1000® Index (the Fund’s benchmark index), but with lower absolute volatility than the benchmark index. The Fund seeks to generate such excess returns with absolute volatility that can range from approximately 0% to 40% lower than the Russell 1000® Index. In this context, absolute volatility refers to the variation in the returns of the Fund and the benchmark index as measured by standard deviation. This range is expected to be closer to 0% in less volatile markets and will increase as market conditions become more volatile. The Fund transitioned to a managed volatility strategy in December 2014. Since January 2015, the Fund reduced volatility on average by approximately 20% relative to its named benchmark index (based on the standard deviation of monthly returns). As noted, the volatility reduction is expected to vary over time based on market conditions and other factors.
The Fund pursues its investment objective by applying a mathematical investment process to construct an investment portfolio from the universe of stocks within the named benchmark index. The goal of this process is to combine stocks that individually have higher relative volatility, lower absolute volatility, and lower correlations with each other in an effort to reduce the Fund’s absolute volatility, while still generating returns that exceed the named benchmark index over a full market cycle (a time period representing a significant market decline and recovery). Although the Fund may underperform its named benchmark index in sharply rising markets, this strategy seeks to participate in normal rising markets and lessen losses in down markets. In applying this strategy, INTECH establishes target proportions of its holdings from stocks within the named benchmark index using an optimization process designed to determine the most effective weightings of each stock in the Fund. Once INTECH determines such proportions and the Fund’s investments are selected, the Fund is periodically rebalanced to the set target proportions and re-optimized. The rebalancing techniques used by INTECH may result in a higher portfolio turnover rate compared to a “buy and hold” fund strategy.
The Fund may lend portfolio securities on a short-term or long-term basis, in an amount equal to up to one-third of its total assets as determined at the time of the loan origination.
PRINCIPAL INVESTMENT RISKS
The biggest risk is that the Fund’s returns will vary, and you could lose money. The Fund is designed for long-term investors seeking an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.
Investment Process Risk.  The focus on managed volatility may keep the Fund from achieving excess returns over the named benchmark index. In this regard, INTECH’s managed volatility strategy may underperform the Fund’s named benchmark index during certain periods of up markets, and in particular, most likely will underperform the benchmark index in sharply rising markets, and may not achieve the desired level of protection in down markets. As INTECH’s mathematical investment process has evolved, it has experienced periods of both underperformance and outperformance relative to an identified
2	Janus Investment Fund

benchmark index. Even when the proprietary mathematical investment process is working appropriately, INTECH expects that there will be periods of underperformance relative to the benchmark index. On an occasional basis, INTECH makes changes to its mathematical investment process that do not require shareholder notice. These changes may result in changes to the portfolio, might not provide the intended results, and may adversely impact the Fund’s performance.
Market Risk.  The value of the Fund’s portfolio may decrease if the value of an individual company or security, or multiple companies or securities, in the portfolio decreases. Further, regardless of how well individual companies or securities perform, the value of the Fund’s portfolio could also decrease if there are deteriorating economic or market conditions. It is important to understand that the value of your investment may fall, sometimes sharply, in response to changes in the market, and you could lose money. Market risk may affect a single issuer, industry, economic sector, or the market as a whole.
Real Estate Securities Risk.  The Fund’s performance may be affected by the risks associated with investments in real estate-related companies. The value of real estate-related companies’ securities is sensitive to changes in real estate values and rental income, property taxes, interest rates, tax and regulatory requirements, supply and demand, and the management skill and creditworthiness of the company. Investments in real estate investment trusts (“REITs”) involve the same risks as other real estate investments. In addition, a REIT could fail to qualify for tax-free pass-through of its income under the Internal Revenue Code or fail to maintain its exemption from registration under the Investment Company Act of 1940, as amended, which could produce adverse economic consequences for the REIT and its investors, including the Fund.
Portfolio Turnover Risk.  Increased portfolio turnover may result in higher costs, which may have a negative effect on the Fund’s performance. In addition, higher portfolio turnover may result in the acceleration of capital gains and the recognition of greater levels of short-term capital gains, which are taxed at ordinary federal income tax rates when distributed to shareholders.
Securities Lending Risk.  The Fund may seek to earn additional income through lending its securities to certain qualified broker-dealers and institutions. There is the risk that when portfolio securities are lent, the securities may not be returned on a timely basis, and the Fund may experience delays and costs in recovering the security or gaining access to the collateral provided to the Fund to collateralize the loan. If the Fund is unable to recover a security on loan, the Fund may use the collateral to purchase replacement securities in the market. There is a risk that the value of the collateral could decrease below the cost of the replacement security by the time the replacement investment is made, resulting in a loss to the Fund.
An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
Performance Information
The following information provides some indication of the risks of investing in the Fund by showing how the Fund’s performance has varied over time. Class I Shares, Class A Shares, Class C Shares, and Class S Shares of the Fund commenced operations on July 6, 2009, after the reorganization of each corresponding class of shares of Janus Adviser INTECH Risk-Managed Value Fund (the “JAD predecessor fund”) into each respective share class of the Fund. Class T Shares of the Fund commenced operations on July 6, 2009. Class N Shares of the Fund commenced operations on October 28, 2014.
•	The performance shown for Class I Shares, Class A Shares, Class C Shares, and Class S Shares for periods prior to July 6, 2009, reflects the historical performance of the JAD predecessor fund’s Class I Shares, Class A Shares, Class C Shares, and Class S Shares prior to the reorganization, calculated using the fees and expenses of each respective share class of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers.
•	The performance shown for Class T Shares for periods prior to July 6, 2009, reflects the historical performance of the JAD predecessor fund’s Class I Shares prior to the reorganization, calculated using the fees and expenses of Class T Shares, without the effect of any fee and expense limitations or waivers. If Class T Shares of the Fund had been available during periods prior to July 6, 2009, the performance shown may have been different.
•	The performance shown for Class N Shares reflects the performance of the Fund’s Class I Shares from July 6, 2009 to October 28, 2014, calculated using the fees and expenses of Class I Shares, net of any applicable fee and expense limitations or waivers. The performance shown for Class N Shares for periods prior to July 6, 2009, reflects the historical performance of the JAD predecessor fund’s Class I Shares prior to the reorganization, calculated using the fees and expenses of Class I Shares of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers. If Class N Shares of the Fund had been available during periods prior to October 28, 2014, the performance shown may have been different.
3	INTECH U.S. Managed Volatility Fund

The performance shown for periods following the Fund’s commencement of Class I Shares, Class A Shares, Class C Shares, Class S Shares, Class N Shares, and Class T Shares reflects the fees and expenses of each respective share class, net of any applicable fee and expense limitations or waivers.
The bar chart depicts the change in performance from year to year during the periods indicated. The bar chart figures do not include any applicable sales charges that an investor may pay when they buy or sell Class A Shares or Class C Shares of the Fund. If sales charges were included, the returns would be lower. The table compares the Fund’s average annual returns for the periods indicated to a broad-based securities market index. The index is not actively managed and is not available for direct investment. All figures assume reinvestment of dividends and distributions. For certain periods, the Fund’s performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower.
The Fund’s past performance (before and after taxes) does not necessarily indicate how it will perform in the future. Updated performance information is available at janus.com/advisor/mutual-funds or by calling 1-877-335-2687.
Annual Total Returns for Class I Shares (calendar year-end)

Best Quarter: 3rd Quarter 2009 17.79%	Worst Quarter: 4th Quarter 2008 – 21.39%

The Fund’s year-to-date return as of the calendar quarter ended September 30, 2016 was 6.73%.
Average Annual Total Returns (periods ended 12/31/15)
	1 Year	5 Years	10 Years	Since Inception of Predecessor Fund (12/30/05)
Class I Shares
Return Before Taxes	3.42%	12.68%	6.78%	6.78%
Return After Taxes on Distributions	0.17%	9.10%	4.84%	4.84%
Return After Taxes on Distributions and Sale of Fund Shares(1)	4.68%	9.52%	5.12%	5.12%
Russell 1000® Index (reflects no deduction for expenses, fees, or taxes)	0.92%	12.44%	7.40%	7.40%
Class A Shares
Return Before Taxes(2)	– 2.96%	11.03%	5.87%	5.87%
Russell 1000® Index (reflects no deduction for expenses, fees, or taxes)	0.92%	12.44%	7.40%	7.40%
Class C Shares
Return Before Taxes(3)	1.65%	11.57%	5.74%	5.74%
Russell 1000® Index (reflects no deduction for expenses, fees, or taxes)	0.92%	12.44%	7.40%	7.40%
4	Janus Investment Fund

Average Annual Total Returns (periods ended 12/31/15)
	1 Year	5 Years	10 Years	Since Inception of Predecessor Fund (12/30/05)
Class S Shares
Return Before Taxes	2.94%	12.29%	6.34%	6.34%
Russell 1000® Index (reflects no deduction for expenses, fees, or taxes)	0.92%	12.44%	7.40%	7.40%
Class N Shares
Return Before Taxes	3.46%	12.68%	6.78%	6.78%
Russell 1000® Index (reflects no deduction for expenses, fees, or taxes)	0.92%	12.44%	7.40%	7.40%
Class T Shares
Return Before Taxes	3.13%	12.42%	6.43%	6.42%
Russell 1000® Index (reflects no deduction for expenses, fees, or taxes)	0.92%	12.44%	7.40%	7.40%

(1)	If the Fund incurs a loss, which generates a tax benefit, the Return After Taxes on Distributions and Sale of Fund Shares may exceed the Fund’s other return figures.
(2)	Calculated assuming maximum permitted sales loads.
(3)	The one year return is calculated to include the contingent deferred sales charge.
The Fund’s primary benchmark index is the Russell 1000® Index. The index is described below.
•	The Russell 1000® Index measures the performance of the large-cap segment of the U.S. equity universe.
After-tax returns are calculated using distributions for the Fund’s Class I Shares for periods following July 6, 2009; and for the JAD predecessor fund’s Class I Shares for periods prior to July 6, 2009. After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on your individual tax situation and may differ from those shown in the preceding table. The after-tax return information shown above does not apply to Fund shares held through a tax-deferred account, such as a 401(k) plan or an IRA.
After-tax returns are only shown for Class I Shares of the Fund. After-tax returns for the other classes of Shares will vary from those shown for Class I Shares due to varying sales charges (as applicable), fees, and expenses among the classes.
5	INTECH U.S. Managed Volatility Fund

MANAGEMENT
Investment Adviser:  Janus Capital Management LLC
Investment Subadviser:  INTECH Investment Management LLC
Portfolio Management:  A team of investment professionals consisting of Adrian Banner, Ph.D. (Chief Executive Officer since November 2012 and Chief Investment Officer since January 2012), Vassilios Papathanakos, Ph.D. (Deputy Chief Investment Officer since November 2012), Joseph W. Runnels, CFA (Vice President of Portfolio Management since March 2003), and Phillip Whitman, Ph.D. (Portfolio manager of INTECH since January 2015) works together to implement the mathematical investment process. No one person of the Fund’s investment team is primarily responsible for implementing the investment strategies of the Fund.
PURCHASE AND SALE OF FUND SHARES
Minimum Investment Requirements*
Class A Shares, Class C Shares**, Class S Shares, and Class T Shares
Non-retirement accounts	$ 2,500
Certain tax-deferred accounts or UGMA/UTMA accounts	$ 500
Class I Shares
Institutional investors (investing directly with Janus)	$1,000,000
Through an intermediary institution
• non-retirement accounts	$ 2,500
• certain tax-deferred accounts or UGMA/UTMA accounts	$ 500
Class N Shares
No minimum investment requirements imposed by the Fund	None

*	Exceptions to these minimums may apply for certain tax-deferred, tax-qualified and retirement plans, and accounts held through certain wrap programs.
**	The maximum purchase in Class C Shares is $500,000 for any single purchase.
Purchases, exchanges, and redemptions can generally be made only through institutional channels, such as financial intermediaries and retirement platforms. Class I Shares may be purchased directly by certain institutional investors. You should contact your financial intermediary or refer to your plan documents for information on how to invest in the Fund. Requests must be received in good order by the Fund or its agents (financial intermediary or plan sponsor, if applicable) prior to the close of the regular trading session of the New York Stock Exchange in order to receive that day’s net asset value. For additional information, refer to “Purchases,” “Exchanges,” and/or “Redemptions” in the Prospectus.
Tax Information
The Fund’s distributions are taxable, and will be taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account (in which case you may be taxed upon withdrawal of your investment from such account).
Payments to Broker-Dealers and Other Financial Intermediaries
If you purchase Class A Shares, Class C Shares, Class S Shares, Class I Shares, or Class T Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment or to recommend one share class over another. Ask your salesperson or visit your financial intermediary’s website for more information.
6	Janus Investment Fund

Before you invest, you may want to review the Fund’s Prospectus, which contains more information about the Fund and its risks. You can find the Fund’s Prospectus and other information about the Fund online at janus.com/reports. You can also get this information at no cost by calling a Janus representative at 1-800-525-3713 or by sending an email request to prospectusorder@janus.com.
[INTECH LOGO]

Summary Prospectus dated October 28, 2016
INTECH U.S. Managed Volatility Fund
Ticker:	JRSDX	Class D Shares*
* Class D Shares are closed to certain new investors.
INVESTMENT OBJECTIVE
INTECH U.S. Managed Volatility Fund seeks long-term growth of capital.
FEES AND EXPENSES OF THE FUND
This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.
ANNUAL FUND OPERATING EXPENSES (expenses that you pay each year as a percentage of the value of your investment)	Class D
Management Fees	0.50%
Other Expenses	0.33%
Total Annual Fund Operating Expenses	0.83%

EXAMPLE:
The Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated, reinvest all dividends and distributions, and then redeem all of your Shares at the end of each period. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
	1 Year	3 Years	5 Years	10 Years
Class D Shares	$ 85	$ 265	$ 460	$ 1,025

Portfolio Turnover:  The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 72% of the average value of its portfolio.
PRINCIPAL INVESTMENT STRATEGIES
The Fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in U.S. common stocks from the universe of the Russell 1000® Index, utilizing INTECH’s mathematical investment process, applying a managed volatility approach. The Russell 1000® Index is an unmanaged index that measures the performance of the large-cap segment of the U.S. equity universe. The Fund seeks to produce returns in excess of the Russell 1000® Index (the Fund’s benchmark index), but with lower absolute volatility than the benchmark index. The Fund seeks to generate such excess returns with absolute volatility that can range from approximately 0% to 40% lower than the Russell 1000® Index. In this context, absolute volatility refers to the variation in the returns of the Fund and the benchmark index as measured by standard deviation. This range is expected to be closer to 0% in less volatile markets and will increase as market conditions become more volatile. The Fund transitioned to a managed volatility strategy in December 2014. Since January 2015, the Fund reduced volatility on average by approximately 20% relative to its named benchmark index (based on the standard deviation of monthly returns). As noted, the volatility reduction is expected to vary over time based on market conditions and other factors.
The Fund pursues its investment objective by applying a mathematical investment process to construct an investment portfolio from the universe of stocks within the named benchmark index. The goal of this process is to combine stocks that individually have higher relative volatility, lower absolute volatility, and lower correlations with each other in an effort to reduce the Fund’s absolute volatility, while still generating returns that exceed the named benchmark index over a full market cycle (a time period representing a significant market decline and recovery). Although the Fund may underperform its named
1	INTECH U.S. Managed Volatility Fund

benchmark index in sharply rising markets, this strategy seeks to participate in normal rising markets and lessen losses in down markets. In applying this strategy, INTECH establishes target proportions of its holdings from stocks within the named benchmark index using an optimization process designed to determine the most effective weightings of each stock in the Fund. Once INTECH determines such proportions and the Fund’s investments are selected, the Fund is periodically rebalanced to the set target proportions and re-optimized. The rebalancing techniques used by INTECH may result in a higher portfolio turnover rate compared to a “buy and hold” fund strategy.
The Fund may lend portfolio securities on a short-term or long-term basis, in an amount equal to up to one-third of its total assets as determined at the time of the loan origination.
PRINCIPAL INVESTMENT RISKS
The biggest risk is that the Fund’s returns will vary, and you could lose money. The Fund is designed for long-term investors seeking an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.
Investment Process Risk.  The focus on managed volatility may keep the Fund from achieving excess returns over the named benchmark index. In this regard, INTECH’s managed volatility strategy may underperform the Fund’s named benchmark index during certain periods of up markets, and in particular, most likely will underperform the benchmark index in sharply rising markets, and may not achieve the desired level of protection in down markets. As INTECH’s mathematical investment process has evolved, it has experienced periods of both underperformance and outperformance relative to an identified benchmark index. Even when the proprietary mathematical investment process is working appropriately, INTECH expects that there will be periods of underperformance relative to the benchmark index. On an occasional basis, INTECH makes changes to its mathematical investment process that do not require shareholder notice. These changes may result in changes to the portfolio, might not provide the intended results, and may adversely impact the Fund’s performance.
Market Risk.  The value of the Fund’s portfolio may decrease if the value of an individual company or security, or multiple companies or securities, in the portfolio decreases. Further, regardless of how well individual companies or securities perform, the value of the Fund’s portfolio could also decrease if there are deteriorating economic or market conditions. It is important to understand that the value of your investment may fall, sometimes sharply, in response to changes in the market, and you could lose money. Market risk may affect a single issuer, industry, economic sector, or the market as a whole.
Real Estate Securities Risk.  The Fund’s performance may be affected by the risks associated with investments in real estate-related companies. The value of real estate-related companies’ securities is sensitive to changes in real estate values and rental income, property taxes, interest rates, tax and regulatory requirements, supply and demand, and the management skill and creditworthiness of the company. Investments in real estate investment trusts (“REITs”) involve the same risks as other real estate investments. In addition, a REIT could fail to qualify for tax-free pass-through of its income under the Internal Revenue Code or fail to maintain its exemption from registration under the Investment Company Act of 1940, as amended, which could produce adverse economic consequences for the REIT and its investors, including the Fund.
Portfolio Turnover Risk.  Increased portfolio turnover may result in higher costs, which may have a negative effect on the Fund’s performance. In addition, higher portfolio turnover may result in the acceleration of capital gains and the recognition of greater levels of short-term capital gains, which are taxed at ordinary federal income tax rates when distributed to shareholders.
Securities Lending Risk.  The Fund may seek to earn additional income through lending its securities to certain qualified broker-dealers and institutions. There is the risk that when portfolio securities are lent, the securities may not be returned on a timely basis, and the Fund may experience delays and costs in recovering the security or gaining access to the collateral provided to the Fund to collateralize the loan. If the Fund is unable to recover a security on loan, the Fund may use the collateral to purchase replacement securities in the market. There is a risk that the value of the collateral could decrease below the cost of the replacement security by the time the replacement investment is made, resulting in a loss to the Fund.
An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
2	Janus Investment Fund

Performance Information
The following information provides some indication of the risks of investing in the Fund by showing how the Fund’s performance has varied over time. Class D Shares of the Fund commenced operations on December 22, 2014. The performance shown for Class D Shares for the period July 6, 2009 to December 22, 2014, reflects the performance of the Fund’s Class I Shares, calculated using the fees and expenses of Class D Shares, without the effect of any fee and expense limitations or waivers. Performance shown for periods prior to July 6, 2009, reflects the historical performance of Janus Adviser INTECH Risk-Managed Value Fund’s (the “JAD predecessor fund”) Class I Shares prior to the reorganization of Class I Shares of the JAD predecessor fund into Class I Shares of the Fund, calculated using the fees and expenses of Class D Shares, without the effect of any fee and expense limitations or waivers. If Class D Shares of the Fund had been available during periods prior to December 22, 2014, the performance shown may have been different. The performance shown for periods following the Fund’s commencement of Class D Shares reflects the fees and expenses of Class D Shares, net of any applicable fee and expense limitations or waivers.
The bar chart depicts the change in performance from year to year during the periods indicated. The table compares the Fund’s average annual returns for the periods indicated to a broad-based securities market index. The index is not actively managed and is not available for direct investment. All figures assume reinvestment of dividends and distributions. For certain periods, the Fund’s performance reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower.
The Fund’s past performance (before and after taxes) does not necessarily indicate how it will perform in the future. Updated performance information is available at janus.com/allfunds or by calling 1-800-525-3713.
Annual Total Returns for Class D Shares (calendar year-end)

Best Quarter: 3rd Quarter 2009 17.77%	Worst Quarter: 4th Quarter 2008 – 21.39%

The Fund’s year-to-date return as of the calendar quarter ended September 30, 2016 was 6.57%.
Average Annual Total Returns (periods ended 12/31/15)
	1 Year	5 Years	10 Years	Since Inception of Predecessor Fund (12/30/05)
Class D Shares
Return Before Taxes	3.24%	12.50%	6.59%	6.59%
Return After Taxes on Distributions	– 0.01%	8.53%	4.42%	4.41%
Return After Taxes on Distributions and Sale of Fund Shares(1)	4.59%	9.22%	4.88%	4.88%
Russell 1000® Index (reflects no deduction for expenses, fees, or taxes)	0.92%	12.44%	7.40%	7.40%

(1)	If the Fund incurs a loss, which generates a tax benefit, the Return After Taxes on Distributions and Sale of Fund Shares may exceed the Fund’s other return figures.
The Fund’s primary benchmark index is the Russell 1000® Index. The index is described below.
3	INTECH U.S. Managed Volatility Fund

•	The Russell 1000® Index measures the performance of the large-cap segment of the U.S. equity universe.
After-tax returns are calculated using distributions for the Fund’s Class D Shares for the periods following December 22, 2014; for the Fund’s Class I Shares for the period following July 6, 2009; and for the JAD predecessor fund’s Class I Shares for periods prior to July 6, 2009. If Class D Shares of the Fund had been available during these earlier periods, distributions may have been different and thus, after-tax returns may have been different from those shown. After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on your individual tax situation and may differ from those shown in the preceding table. The after-tax return information shown above does not apply to Fund shares held through a tax-deferred account, such as a 401(k) plan or an IRA.
MANAGEMENT
Investment Adviser:  Janus Capital Management LLC
Investment Subadviser:  INTECH Investment Management LLC
Portfolio Management:  A team of investment professionals consisting of Adrian Banner, Ph.D. (Chief Executive Officer since November 2012 and Chief Investment Officer since January 2012), Vassilios Papathanakos, Ph.D. (Deputy Chief Investment Officer since November 2012), Joseph W. Runnels, CFA (Vice President of Portfolio Management since March 2003), and Phillip Whitman, Ph.D. (Portfolio manager of INTECH since January 2015) works together to implement the mathematical investment process. No one person of the Fund’s investment team is primarily responsible for implementing the investment strategies of the Fund.
PURCHASE AND SALE OF FUND SHARES

Minimum Investment Requirements
To open a new regular Fund account	$2,500
To open a new UGMA/UTMA account, Coverdell Education Savings Account, or a retirement Fund account
• without an automatic investment program	$1,000
• with an automatic investment program of $50 per month	$ 500
To add to any existing type of Fund account without an automatic investment program	$ 100

You may generally purchase, exchange, or redeem Fund Shares on any business day by written request, wire transfer, telephone, and in most cases, online at janus.com/individual. You may conduct transactions by mail (Janus, P.O. Box 55932, Boston, MA 02205-5932), or by telephone at 1-800-525-3713. Purchase, exchange, or redemption requests must be received in good order by the Fund or its agents prior to the close of the regular trading session of the New York Stock Exchange in order to receive that day’s net asset value. For additional information, refer to “To Open an Account or Buy Shares,” “To Exchange Shares,” and/or “To Sell Shares” in the Prospectus.
Tax Information
The Fund’s distributions are taxable, and will be taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account (in which case you may be taxed upon withdrawal of your investment from such account).
Payments to Broker-Dealers and Other Financial Intermediaries
With respect to certain other classes of shares, the Fund and its related companies may pay select broker-dealer firms or other financial intermediaries for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing a broker-dealer or other intermediary or a salesperson to recommend the Fund over another investment or to recommend one share class over another.
4	Janus Investment Fund

ANNUAL REPORT June 30, 2016

INTECH U.S. Managed Volatility Fund

Janus Investment Fund

HIGHLIGHTS • Portfolio management perspective • Investment strategy behind your fund • Fund performance, characteristics and holdings

Table of Contents

INTECH U.S. Managed Volatility Fund

INTECH U.S. Managed Volatility Fund (unaudited)

FUND SNAPSHOT INTECH’s active approach focuses on adding value by selecting stocks with unique volatility characteristics and low correlations to one another.	Managed by INTECH Investment Management LLC

PERFORMANCE OVERVIEW

For the twelve-month period ended June 30, 2016, INTECH U.S. Managed Volatility Fund returned 9.78% for its Class I Shares. This compares to the 2.93% return posted by the Russell 1000 Index, the Fund’s benchmark.

INVESTMENT STRATEGY

INTECH’s mathematical investment process is designed to determine potentially more efficient equity weightings of the securities in the benchmark index, utilizing a specific mathematical optimization and disciplined rebalancing routine. Rather than trying to predict the future direction of stock prices, the process seeks to use the volatility and correlation characteristics of stocks to construct portfolios.

The investment process begins with the stocks in the Russell 1000 Index. INTECH’s investment process aims to capture stocks’ natural volatility through a rebalancing mechanism based on estimates of relative volatility and correlation in order to outperform the benchmark index over the long term. Within specific risk constraints, the investment process will tend to favor stocks with higher relative volatility and lower correlation as they offer more potential to capture volatility through periodic rebalancing. Once the target proportions are determined and the portfolio is constructed, it is then rebalanced to those target proportions and re-optimized on a periodic basis. The INTECH U.S. Managed Volatility Fund focuses on seeking an excess return above the benchmark, while also reducing or managing the Fund’s standard deviation depending on the market conditions, a strategy designed to manage the absolute risk of the portfolio.

PERFORMANCE REVIEW

The U.S. equity market as measured by the Russell 1000 Index posted a return of 2.93% for the twelve-month period ending June 30, 2016. INTECH U.S. Managed Volatility Fund outperformed the Russell 1000 Index over the period and generated a return of 9.78%.

An overall decrease in market diversity over the period reflected a change in the distribution of capital, in which larger cap stocks outperformed smaller cap stocks on average within the Russell 1000 Index. While the INTECH U.S. Managed Volatility Fund, which tends to overweight smaller cap stocks as they provide more relative volatility capture potential, was negatively impacted by the overall decrease in market diversity, the Fund outperformed during the period, benefiting from defensive positioning and security selection.

The Fund’s defensive positioning acted as tailwind to relative performance as volatility picked up in the U.S. equity markets. On average, the Fund was overweight lower beta stocks, or stocks with lower sensitivity to market movements, which tend to be less volatile. During the period, lower beta stocks strongly outperformed higher beta stocks and the overall market, on average. Consequently, the Fund’s overweight to lower beta stocks and underweight to higher beta stocks contributed to the Fund’s relative return for the period.

The Fund’s overall active sector positioning contributed to relative performance during the period. Effectively, an average overweight allocation to the defensive utilities and consumer staples sectors, which were two of the strongest performing sectors during the period, contributed to the Fund’s relative performance. Favorable security selection, especially within the financials and consumer staples sectors, also contributed during the period.

OUTLOOK

Because INTECH does not conduct traditional economic or fundamental analysis, INTECH has no view on individual stocks, sectors, economic, or market conditions.

Managing downside exposure potentially allows for returns to compound and improve risk-adjusted returns over time. Over the long term, we believe that by reducing risk when market volatility increases and behaving like a core equity fund when market volatility is low, the Fund

Janus Investment Fund	1

INTECH U.S. Managed Volatility Fund (unaudited)

will achieve its investment objective of producing an excess return over the benchmark with lower absolute risk. Going forward, we will continue building portfolios in a disciplined and deliberate manner, with risk management remaining the hallmark of our investment process. As INTECH’s ongoing research efforts yield modest improvements, we will continue implementing changes that we believe are likely to improve the long-term results for our fund shareholders.

Thank you for your investment in INTECH U.S. Managed Volatility Fund.

2	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund (unaudited)

Fund At A Glance

June 30, 2016

5 Largest Equity Holdings - (% of Net Assets)
General Mills, Inc.
Food Products	3.3%
Reynolds American, Inc.
Tobacco	2.9%
Altria Group, Inc.
Tobacco	2.8%
Digital Realty Trust, Inc.
Real Estate Investment Trusts (REITs)	1.6%
American Water Works Co., Inc.
Water Utilities	1.5%
12.1%

Asset Allocation - (% of Net Assets)
Common Stocks	98.3%
Investment Companies	6.5%
Other	(4.8)%
100.0%

Top Country Allocations - Long Positions - (% of Investment Securities)
As of June 30, 2016	As of June 30, 2015

Janus Investment Fund	3

INTECH U.S. Managed Volatility Fund (unaudited)

Performance

See important disclosures on the next page.

					Expense Ratios -
Average Annual Total Return - for the periods ended June 30, 2016					per the October 28, 2015 prospectuses
	One Year	Five Year	Ten Year	Since Inception*	Total Annual Fund Operating Expenses	Net Annual Fund Operating Expenses
Class A Shares at NAV	9.54%	12.80%	6.90%	7.03%	1.03%	1.03%
Class A Shares at MOP	3.25%	11.48%	6.26%	6.42%
Class C Shares at NAV	8.87%	12.04%	6.13%	6.26%	1.73%	1.73%
Class C Shares at CDSC	7.87%	12.04%	6.13%	6.26%
Class D Shares(1)	9.55%	12.95%	6.97%	7.10%	1.21%	1.11%
Class I Shares	9.78%	13.13%	7.16%	7.30%	0.71%	0.71%
Class N Shares	9.85%	13.13%	7.16%	7.30%	0.72%	0.72%
Class S Shares	9.27%	12.74%	6.73%	6.86%	1.20%	1.20%
Class T Shares	9.55%	12.89%	6.83%	6.96%	0.95%	0.95%
Russell 1000 Index	2.93%	11.88%	7.51%	7.42%
Morningstar Quartile - Class I Shares	1st	1st	2nd	1st
Morningstar Ranking - based on total returns for Large Blend Funds	41/1,569	24/1,376	342/1,205	252/1,182

Returns quoted are past performance and do not guarantee future results; current performance may be lower or higher. Investment returns and principal value will vary; there may be a gain or loss when shares are sold. For the most recent month-end performance call 877.33JANUS(52687) (or 800.525.3713 if you hold shares directly with Janus Capital) or visit janus.com/advisor/mutual-funds (or janus.com/allfunds if you hold shares directly with Janus Capital).

Maximum Offering Price (MOP) returns include the maximum sales charge of 5.75%. Net Asset Value (NAV) returns exclude this charge, which would have reduced returns.

CDSC returns include a 1% contingent deferred sales charge (CDSC) on Shares redeemed within 12 months of purchase. Net Asset Value (NAV) returns exclude this charge, which would have reduced returns.

Net expense ratios reflect the expense waiver, if any, Janus Capital has contractually agreed to through November 1, 2016.

4	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund (unaudited)

Performance

INTECH's focus on managed volatility may keep the Fund from achieving excess returns over its index. The strategy may underperform during certain periods of up markets, and may not achieve the desired level of protection in down markets.

A Fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to a Fund may also include, but are not limited to, those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity-linked investments and companies with relatively small market capitalizations. Each Fund has different risks. Please see a Janus prospectus for more information about risks, Fund holdings and other details.

The Fund will normally invest at least 80% of its net assets, measured at the time of purchase, in the type of securities described by its name.

Returns include reinvestment of all dividends and distributions and do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares. The returns do not include adjustments in accordance with generally accepted accounting principles required at the period end for financial reporting purposes.

See Financial Highlights for actual expense ratios during the reporting period.

Class A Shares, Class C Shares, Class I Shares, and Class S Shares commenced operations on July 6, 2009, after the reorganization of each class of the predecessor fund into corresponding shares of the Fund. Performance shown for each class for periods prior to July 6, 2009, reflects the historical performance of each corresponding class of the predecessor fund prior to the reorganization, calculated using the fees and expenses of the corresponding class of the predecessor fund respectively, net of any applicable fee and expense limitations or waivers.

Class T Shares commenced operations on July 6, 2009. Performance shown for periods prior to July 6, 2009, reflects the historical performance of the predecessor fund’s Class I Shares, calculated using the fees and expenses of Class T Shares, without the effect of any fee and expense limitations or waivers.

Class N Shares commenced operations on October 28, 2014. Performance shown for periods prior to October 28, 2014, reflects the historical performance of the Fund’s Class I Shares, calculated using the fees and expenses of Class I Shares, net of any applicable fee and expense limitations or waivers.

Class D Shares commenced operations on December 22, 2014. Performance shown for periods prior to December 22, 2014, reflects the historical performance of the Fund’s Class I Shares, calculated using the fees and expenses of Class D Shares, without the effect of any applicable fee and expense limitations or waivers.

If each share class of the Fund had been available during periods prior to its commencement, the performance shown may have been different. The performance shown for periods following the Fund’s commencement of each share class reflects the fees and expenses of each respective share class, net of any applicable fee and expense limitations or waivers. Please refer to the Fund’s prospectuses for further details concerning historical performance.

Tracking Error is a divergence between the price behavior of a position or portfolio and the price behavior of a benchmark. Standard deviation measures historical volatility. Higher standard deviation implies greater volatility.

Ranking is for the share class shown only; other classes may have different performance characteristics. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

© 2016 Morningstar, Inc. All Rights Reserved.

There is no assurance that the investment process will consistently lead to successful investing.

See Notes to Schedule of Investments and Other Information for index definitions.

The weighting of securities within the Fund's portfolio may differ significantly from the weightings within the index. The index is unmanaged and not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio.

See “Useful Information About Your Fund Report.”

* The predecessor Fund’s inception date – December 30, 2005

(1) Closed to certain new investors.

Janus Investment Fund	5

INTECH U.S. Managed Volatility Fund (unaudited)

Expense Examples

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, such as sales charges (loads) on purchase payments (applicable to Class A Shares only); and (2) ongoing costs, including management fees; 12b-1 distribution and shareholder servicing fees; transfer agent fees and expenses payable pursuant to the Transfer Agency Agreement; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. The example is based upon an investment of $1,000 invested at the beginning of the period and held for the six-months indicated, unless noted otherwise in the table and footnotes below.

Actual Expenses

The information in the table under the heading “Actual” provides information about actual account values and actual expenses. You may use the information in these columns, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the appropriate column for your share class under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during the period.

Hypothetical Example for Comparison Purposes

The information in the table under the heading “Hypothetical (5% return before expenses)” provides information about hypothetical account values and hypothetical expenses based upon the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. Additionally, for an analysis of the fees associated with an investment in any share class or other similar funds, please visit www.finra.org/fundanalyzer.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transaction costs. These fees are fully described in the Fund’s prospectuses. Therefore, the hypothetical examples are useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

	Actual			Hypothetical (5% return before expenses)
	Beginning Account Value (1/1/16)	Ending Account Value (6/30/16)	Expenses Paid During Period (1/1/16 - 6/30/16)†	Beginning Account Value (1/1/16)	Ending Account Value (6/30/16)	Expenses Paid During Period (1/1/16 - 6/30/16)†	Net Annualized Expense Ratio (1/1/16 - 6/30/16)
Class A Shares	$1,000.00	$1,087.00	$4.57	$1,000.00	$1,020.49	$4.42	0.88%
Class C Shares	$1,000.00	$1,082.10	$8.54	$1,000.00	$1,016.66	$8.27	1.65%
Class D Shares	$1,000.00	$1,085.70	$4.10	$1,000.00	$1,020.94	$3.97	0.79%
Class I Shares	$1,000.00	$1,087.10	$3.17	$1,000.00	$1,021.83	$3.07	0.61%
Class N Shares	$1,000.00	$1,087.40	$2.80	$1,000.00	$1,022.18	$2.72	0.54%
Class S Shares	$1,000.00	$1,085.00	$5.08	$1,000.00	$1,019.99	$4.92	0.98%
Class T Shares	$1,000.00	$1,087.00	$4.10	$1,000.00	$1,020.94	$3.97	0.79%
†

Expenses Paid During Period are equal to the Net Annualized Expense Ratio multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period). Expenses in the examples include the effect of applicable fee waivers and/or expense reimbursements, if any. Had such waivers and/or reimbursements not been in effect, your expenses would have been higher. Please refer to the Notes to Financial Statements or the Fund’s prospectuses for more information regarding waivers and/or reimbursements.

6	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Schedule of Investments

June 30, 2016

Shares		Value
Common Stocks – 98.3%
Aerospace & Defense – 2.6%
BWX Technologies, Inc.	72,200	$2,582,594
Huntington Ingalls Industries, Inc.	5,200	873,756
L-3 Communications Holdings, Inc.	800	117,352
Lockheed Martin Corp.	17,600	4,367,792
Northrop Grumman Corp.	1,600	355,648
Orbital ATK, Inc.	19,300	1,643,202
Raytheon Co.	11,800	1,604,210
Rockwell Collins, Inc.	1,600	136,224
TransDigm Group, Inc.*	1,100	290,059
		11,970,837
Air Freight & Logistics – 0.3%
CH Robinson Worldwide, Inc.	16,200	1,202,850
Expeditors International of Washington, Inc.	4,800	235,392
		1,438,242
Airlines – 1.6%
Alaska Air Group, Inc.#	5,900	343,911
Delta Air Lines, Inc.	3,500	127,505
Southwest Airlines Co.	170,700	6,693,147
		7,164,563
Auto Components – 0.1%
Visteon Corp.	3,900	256,659
Beverages – 2.6%
Brown-Forman Corp. - Class A	11,400	1,231,542
Coca-Cola Co.	28,500	1,291,905
Constellation Brands, Inc. - Class A	28,000	4,631,200
Dr Pepper Snapple Group, Inc.	39,400	3,807,222
PepsiCo, Inc.	7,400	783,956
		11,745,825
Building Products – 0.5%
Fortune Brands Home & Security, Inc.	8,100	469,557
Lennox International, Inc.#	10,400	1,483,040
Owens Corning	8,000	412,160
		2,364,757
Chemicals – 0.7%
Albemarle Corp.	2,000	158,620
Ashland, Inc.	1,200	137,724
Cabot Corp.	22,800	1,041,048
International Flavors & Fragrances, Inc.	1,300	163,891
Praxair, Inc.	1,700	191,063
RPM International, Inc.	9,400	469,530
Scotts Miracle-Gro Co. - Class A	9,700	678,127
Valspar Corp.	1,800	194,454
		3,034,457
Commercial Banks – 1.6%
Bank of Hawaii Corp.#	10,400	715,520
BankUnited, Inc.	48,000	1,474,560
Commerce Bancshares, Inc.#	22,920	1,097,868
First Niagara Financial Group, Inc.	97,100	945,754
First Republic Bank	25,100	1,756,749
People's United Financial, Inc.	78,200	1,146,412
		7,136,863
Commercial Services & Supplies – 1.6%
Cintas Corp.	1,800	176,634
Copart, Inc.*	3,000	147,030
Republic Services, Inc.	81,800	4,197,158
Stericycle, Inc.*	6,700	697,604
Waste Connections, Inc.	15,800	1,138,390
Waste Management, Inc.	17,800	1,179,606
		7,536,422

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

Janus Investment Fund	7

INTECH U.S. Managed Volatility Fund

Schedule of Investments

June 30, 2016

Shares		Value
Common Stocks – (continued)
Communications Equipment – 0.3%
Motorola Solutions, Inc.	16,900	$1,114,893
Palo Alto Networks, Inc.*	3,100	380,184
		1,495,077
Construction & Engineering – 0%
Quanta Services, Inc.*	2,600	60,112
Valmont Industries, Inc.	1,000	135,270
		195,382
Construction Materials – 0%
Martin Marietta Materials, Inc.	1,200	230,400
Containers & Packaging – 0.3%
AptarGroup, Inc.	4,600	363,998
Avery Dennison Corp.	1,800	134,550
Bemis Co., Inc.	3,300	169,917
International Paper Co.	4,300	182,234
Sonoco Products Co.	10,900	541,294
		1,391,993
Distributors – 0.1%
Genuine Parts Co.#	4,300	435,375
Diversified Consumer Services – 0.3%
ServiceMaster Global Holdings, Inc.*	36,400	1,448,720
Diversified Financial Services – 2.0%
Berkshire Hathaway, Inc. - Class B*	2,100	304,059
CBOE Holdings, Inc.	52,300	3,484,226
CME Group, Inc.	16,800	1,636,320
FactSet Research Systems, Inc.	8,100	1,307,502
Intercontinental Exchange, Inc.	3,000	767,880
MSCI, Inc.	3,500	269,920
Nasdaq, Inc.	22,700	1,468,009
		9,237,916
Diversified Telecommunication Services – 1.0%
AT&T, Inc.	78,576	3,395,269
Verizon Communications, Inc.	18,300	1,021,872
		4,417,141
Electric Utilities – 7.4%
Alliant Energy Corp.	27,600	1,095,720
American Electric Power Co., Inc.	27,400	1,920,466
Duke Energy Corp.	13,700	1,175,323
Edison International	19,100	1,483,497
Entergy Corp.	28,900	2,351,015
Eversource Energy	24,900	1,491,510
Exelon Corp.	39,300	1,428,948
FirstEnergy Corp.	28,500	994,935
Great Plains Energy, Inc.	43,900	1,334,560
Hawaiian Electric Industries, Inc.	42,900	1,406,691
ITC Holdings Corp.	38,300	1,793,206
NextEra Energy, Inc.	8,900	1,160,560
PG&E Corp.	43,200	2,761,344
Pinnacle West Capital Corp.	19,800	1,604,988
PPL Corp.	48,900	1,845,975
Southern Co.	82,700	4,435,201
Westar Energy, Inc.	43,000	2,411,870
Xcel Energy, Inc.	73,000	3,268,940
		33,964,749
Electrical Equipment – 0.1%
Eaton Corp. PLC	2,400	143,352
Emerson Electric Co.	2,700	140,832
Hubbell, Inc.	2,400	253,128
		537,312

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

8	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Schedule of Investments

June 30, 2016

Shares		Value
Common Stocks – (continued)
Electronic Equipment, Instruments & Components – 0.3%
FLIR Systems, Inc.	4,800	$148,560
Ingram Micro, Inc. - Class A	20,200	702,556
IPG Photonics Corp.*	5,700	456,000
		1,307,116
Food & Staples Retailing – 1.7%
Costco Wholesale Corp.	11,700	1,837,368
CVS Health Corp.	5,300	507,422
Kroger Co.	73,200	2,693,028
Sprouts Farmers Market, Inc.*	4,100	93,890
Sysco Corp.	44,200	2,242,708
Wal-Mart Stores, Inc.	8,100	591,462
		7,965,878
Food Products – 6.8%
Campbell Soup Co.	45,700	3,040,421
ConAgra Foods, Inc.	64,000	3,059,840
Flowers Foods, Inc.	10,100	189,375
General Mills, Inc.	209,200	14,916,155
Hershey Co.#	1,500	170,235
Hormel Foods Corp.	74,100	2,712,060
Ingredion, Inc.	800	103,528
JM Smucker Co.	3,100	472,471
Kellogg Co.	26,800	2,188,220
McCormick & Co., Inc.	4,900	522,683
Tyson Foods, Inc. - Class A	55,300	3,693,487
		31,068,475
Gas Utilities – 1.3%
AGL Resources, Inc.	25,800	1,702,026
Atmos Energy Corp.	33,100	2,691,692
National Fuel Gas Co.	7,000	398,160
UGI Corp.	24,350	1,101,838
		5,893,716
Health Care Equipment & Supplies – 2.9%
Align Technology, Inc.*	2,200	177,210
Baxter International, Inc.	8,200	370,804
Becton Dickinson and Co.	5,300	898,827
Cooper Cos., Inc.	2,500	428,925
CR Bard, Inc.	1,100	258,676
DENTSPLY SIRONA, Inc.	23,474	1,456,327
Edwards Lifesciences Corp.*	43,200	4,308,336
IDEXX Laboratories, Inc.*	4,200	390,012
Intuitive Surgical, Inc.*	2,500	1,653,525
Medtronic PLC	1,500	130,155
ResMed, Inc.#	4,000	252,920
Stryker Corp.	1,300	155,779
Teleflex, Inc.	12,300	2,180,913
Varian Medical Systems, Inc.*	1,400	115,122
Zimmer Biomet Holdings, Inc.	2,200	264,836
		13,042,367
Health Care Providers & Services – 3.7%
Aetna, Inc.	4,690	572,790
AmerisourceBergen Corp.	57,500	4,560,900
Anthem, Inc.	35,800	4,701,972
Cardinal Health, Inc.	6,100	475,861
Cigna Corp.	17,500	2,239,825
HCA Holdings, Inc.*	4,900	377,349
Henry Schein, Inc.*	1,900	335,920
Humana, Inc.	5,700	1,025,316
LifePoint Health, Inc.*	2,700	176,499
MEDNAX, Inc.*,#	4,600	333,178

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

Janus Investment Fund	9

INTECH U.S. Managed Volatility Fund

Schedule of Investments

June 30, 2016

Shares		Value
Common Stocks – (continued)
Health Care Providers & Services – (continued)
Quest Diagnostics, Inc.	4,000	$325,640
UnitedHealth Group, Inc.	11,700	1,652,040
		16,777,290
Hotels, Restaurants & Leisure – 2.7%
Darden Restaurants, Inc.	11,100	703,074
Domino's Pizza, Inc.	2,600	341,588
Dunkin' Brands Group, Inc.	39,900	1,740,438
McDonald's Corp.	24,000	2,888,160
Panera Bread Co. - Class A*,#	12,400	2,628,056
Six Flags Entertainment Corp.	42,500	2,462,875
Starbucks Corp.	25,900	1,479,408
		12,243,599
Household Durables – 0.9%
Leggett & Platt, Inc.	2,600	132,886
NVR, Inc.*	2,000	3,560,680
Whirlpool Corp.	2,900	483,256
		4,176,822
Household Products – 2.5%
Church & Dwight Co., Inc.	11,300	1,162,657
Clorox Co.	20,900	2,892,351
Kimberly-Clark Corp.	46,500	6,392,820
Procter & Gamble Co.	10,500	889,035
Spectrum Brands Holdings, Inc.	1,400	167,034
		11,503,897
Independent Power and Renewable Electricity Producers – 0%
NRG Energy, Inc.	14,600	218,854
Industrial Conglomerates – 0.3%
3M Co.	1,000	175,120
Carlisle Cos., Inc.	2,800	295,904
Danaher Corp.	1,300	131,300
General Electric Co.	26,700	840,516
		1,442,840
Information Technology Services – 2.6%
Amdocs, Ltd. (U.S. Shares)	15,400	888,888
Booz Allen Hamilton Holding Corp.	15,900	471,276
Broadridge Financial Solutions, Inc.	2,400	156,480
DST Systems, Inc.	5,700	663,651
Fiserv, Inc.*	5,100	554,523
Genpact, Ltd.*	30,800	826,672
Jack Henry & Associates, Inc.	27,300	2,382,471
Leidos Holdings, Inc.#	28,500	1,364,295
Paychex, Inc.	13,900	827,050
Sabre Corp.	8,000	214,320
Total System Services, Inc.	28,200	1,497,702
Vantiv, Inc. - Class A*	34,100	1,930,060
		11,777,388
Insurance – 6.8%
Aflac, Inc.	2,500	180,400
Allied World Assurance Co. Holdings AG	22,100	776,594
Allstate Corp.	3,100	216,845
American Financial Group, Inc.	17,400	1,286,382
Arch Capital Group, Ltd.*	32,200	2,318,400
Arthur J Gallagher & Co.	5,300	252,280
Aspen Insurance Holdings, Ltd.	5,900	273,642
Assurant, Inc.	26,100	2,252,691
Axis Capital Holdings, Ltd.	16,100	885,500
Brown & Brown, Inc.	6,800	254,796
Chubb, Ltd.	8,751	1,143,843
Cincinnati Financial Corp.	11,100	831,279

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

10	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Schedule of Investments

June 30, 2016

Shares		Value
Common Stocks – (continued)
Insurance – (continued)
Endurance Specialty Holdings, Ltd.	6,500	$436,540
Erie Indemnity Co. - Class A	9,000	894,060
Everest Re Group, Ltd.	14,400	2,630,448
Hanover Insurance Group, Inc.	8,400	710,808
Loews Corp.	4,000	164,360
Markel Corp.*	3,000	2,858,340
Old Republic International Corp.	119,500	2,305,155
ProAssurance Corp.	34,500	1,847,475
Progressive Corp.	18,000	603,000
RenaissanceRe Holdings, Ltd.#	21,700	2,548,448
Travelers Cos., Inc.	1,300	154,752
Validus Holdings, Ltd.	48,800	2,371,192
White Mountains Insurance Group, Ltd.	3,300	2,778,600
		30,975,830
Internet & Catalog Retail – 0.3%
Amazon.com, Inc.*	1,700	1,216,554
Internet Software & Services – 1.6%
Facebook, Inc. - Class A*	46,800	5,348,304
VeriSign, Inc.*,#	20,900	1,807,014
		7,155,318
Leisure Products – 1.2%
Hasbro, Inc.	17,100	1,436,229
Mattel, Inc.#	75,100	2,349,879
Vista Outdoor, Inc.*	35,500	1,694,415
		5,480,523
Life Sciences Tools & Services – 0.8%
Bio-Rad Laboratories, Inc. - Class A*	800	114,416
Bruker Corp.	74,800	1,700,952
Mettler-Toledo International, Inc.*	300	109,476
Quintiles Transnational Holdings, Inc.*	12,300	803,436
Thermo Fisher Scientific, Inc.	3,400	502,384
Waters Corp.*	1,600	225,040
		3,455,704
Machinery – 0.7%
AGCO Corp.	3,600	169,668
Cummins, Inc.	1,000	112,440
IDEX Corp.	2,500	205,250
Illinois Tool Works, Inc.	1,200	124,992
Stanley Black & Decker, Inc.	1,200	133,464
Toro Co.	16,800	1,481,760
Xylem, Inc.	23,600	1,053,740
		3,281,314
Media – 0.5%
CBS Corp. - Class B	5,400	293,976
Charter Communications, Inc.*	5,643	1,290,216
Scripps Networks Interactive, Inc. - Class A	11,400	709,878
Sirius XM Holdings, Inc.*,#	28,900	114,155
		2,408,225
Metals & Mining – 2.0%
Newmont Mining Corp.	140,900	5,512,008
Nucor Corp.	2,700	133,407
Reliance Steel & Aluminum Co.	14,800	1,138,120
Royal Gold, Inc.	7,500	540,150
Steel Dynamics, Inc.	12,100	296,450
Tahoe Resources, Inc.	75,100	1,124,247
United States Steel Corp.#	11,800	198,948
		8,943,330
Multiline Retail – 0.6%
Dollar General Corp.	2,800	263,200

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

Janus Investment Fund	11

INTECH U.S. Managed Volatility Fund

Schedule of Investments

June 30, 2016

Shares		Value
Common Stocks – (continued)
Multiline Retail – (continued)
Dollar Tree, Inc.*	9,120	$859,469
JC Penney Co., Inc.*,#	32,200	285,936
Target Corp.	20,000	1,396,400
		2,805,005
Multi-Utilities – 4.5%
Ameren Corp.	33,400	1,789,572
CenterPoint Energy, Inc.	9,300	223,200
CMS Energy Corp.	30,700	1,407,902
Consolidated Edison, Inc.	48,100	3,869,164
Dominion Resources, Inc.	3,800	296,134
DTE Energy Co.	14,000	1,387,680
NiSource, Inc.	115,500	3,063,060
Public Service Enterprise Group, Inc.	15,500	722,455
SCANA Corp.	30,500	2,307,630
Sempra Energy	4,900	558,698
TECO Energy, Inc.	59,800	1,652,872
Vectren Corp.	11,100	584,637
WEC Energy Group, Inc.	40,876	2,669,203
		20,532,207
Oil, Gas & Consumable Fuels – 0.4%
CONSOL Energy, Inc.	53,900	867,251
Exxon Mobil Corp.	5,700	534,318
Range Resources Corp.	8,000	345,120
		1,746,689
Personal Products – 0.1%
Estee Lauder Cos., Inc. - Class A	3,000	273,060
Pharmaceuticals – 0.1%
Allergan PLC*	1,422	328,610
Bristol-Myers Squibb Co.	1,400	102,970
Eli Lilly & Co.	1,400	110,250
Johnson & Johnson	900	109,170
		651,000
Professional Services – 0.3%
Equifax, Inc.	9,200	1,181,280
Real Estate Investment Trusts (REITs) – 13.8%
Alexandria Real Estate Equities, Inc.	1,300	134,576
American Campus Communities, Inc.	18,400	972,808
American Capital Agency Corp.	30,700	608,474
Annaly Capital Management, Inc.	329,400	3,646,458
Apartment Investment & Management Co. - Class A	35,300	1,558,848
AvalonBay Communities, Inc.	19,000	3,427,410
Brixmor Property Group, Inc.	34,500	912,870
Camden Property Trust	8,500	751,570
Chimera Investment Corp.	20,700	324,990
Corporate Office Properties Trust	16,100	476,077
Crown Castle International Corp.	1,300	131,859
Digital Realty Trust, Inc.#	66,700	7,269,633
Duke Realty Corp.	7,200	191,952
Equinix, Inc.	4,713	1,827,371
Equity Commonwealth*	7,000	203,910
Equity Lifestyle Properties, Inc.	61,700	4,939,085
Equity Residential	37,100	2,555,448
Essex Property Trust, Inc.	12,700	2,896,743
Extra Space Storage, Inc.	47,800	4,423,412
Federal Realty Investment Trust	10,700	1,771,385
Gaming and Leisure Properties, Inc.	6,500	224,120
Healthcare Trust of America, Inc. - Class A	44,100	1,426,194
Iron Mountain, Inc.	15,000	597,450
Kimco Realty Corp.	4,000	125,520

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

12	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Schedule of Investments

June 30, 2016

Shares		Value
Common Stocks – (continued)
Real Estate Investment Trusts (REITs) – (continued)
Lamar Advertising Co. - Class A	11,700	$775,710
Macerich Co.	17,000	1,451,630
Mid-America Apartment Communities, Inc.	15,100	1,606,640
National Retail Properties, Inc.	27,000	1,396,440
Piedmont Office Realty Trust, Inc. - Class A#	21,000	452,340
Post Properties, Inc.	30,300	1,849,815
Public Storage	13,800	3,527,142
Realty Income Corp.#	45,700	3,169,752
Regency Centers Corp.	7,700	644,721
Retail Properties of America, Inc. - Class A	7,900	133,510
Senior Housing Properties Trust	26,300	547,829
Simon Property Group, Inc.	900	195,210
Spirit Realty Capital, Inc.	12,800	163,456
Tanger Factory Outlet Centers, Inc.	5,300	212,954
UDR, Inc.	58,500	2,159,820
Ventas, Inc.	15,000	1,092,300
Welltower, Inc.	30,400	2,315,568
		63,093,000
Road & Rail – 0.4%
AMERCO	1,200	449,460
JB Hunt Transport Services, Inc.	5,600	453,208
Landstar System, Inc.	15,200	1,043,632
		1,946,300
Semiconductor & Semiconductor Equipment – 0.7%
Applied Materials, Inc.	13,600	325,992
Cree, Inc.*	4,400	107,536
Intel Corp.	5,300	173,840
KLA-Tencor Corp.	4,600	336,950
Marvell Technology Group, Ltd.	20,000	190,600
NVIDIA Corp.	47,900	2,251,779
		3,386,697
Software – 0.2%
Activision Blizzard, Inc.	22,700	899,601
Adobe Systems, Inc.*	1,100	105,369
		1,004,970
Specialty Retail – 5.0%
AutoZone, Inc.*	3,700	2,937,208
Best Buy Co., Inc.	3,700	113,220
Foot Locker, Inc.#	42,100	2,309,606
Home Depot, Inc.	10,700	1,366,283
L Brands, Inc.	49,500	3,322,935
Lowe's Cos., Inc.	22,000	1,741,740
Murphy USA, Inc.*	15,100	1,119,816
O'Reilly Automotive, Inc.*	10,600	2,873,660
Ross Stores, Inc.	17,300	980,737
Sally Beauty Holdings, Inc.*	6,300	185,283
Ulta Salon Cosmetics & Fragrance, Inc.*	23,700	5,774,268
Urban Outfitters, Inc.*	6,300	173,250
		22,898,006
Technology Hardware, Storage & Peripherals – 0.6%
Apple, Inc.	29,000	2,772,400
Textiles, Apparel & Luxury Goods – 0.4%
Carter's, Inc.	700	74,529
Coach, Inc.	9,500	387,030
Lululemon Athletica, Inc.*,#	15,000	1,107,900
Michael Kors Holdings, Ltd.*	4,000	197,920
		1,767,379
Thrifts & Mortgage Finance – 0.2%
New York Community Bancorp, Inc.#	52,100	780,979

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

Janus Investment Fund	13

INTECH U.S. Managed Volatility Fund

Schedule of Investments

June 30, 2016

Shares		Value
Common Stocks – (continued)
Tobacco – 6.0%
Altria Group, Inc.	185,000	$12,757,600
Philip Morris International, Inc.	13,100	1,332,532
Reynolds American, Inc.	248,312	13,391,466
		27,481,598
Trading Companies & Distributors – 0.4%
Fastenal Co.#	2,200	97,658
MSC Industrial Direct Co., Inc. - Class A	16,400	1,157,184
WESCO International, Inc.*,#	3,100	159,619
WW Grainger, Inc.#	2,400	545,400
		1,959,861
Water Utilities – 1.9%
American Water Works Co., Inc.	79,800	6,743,898
Aqua America, Inc.#	56,300	2,007,658
		8,751,556
Wireless Telecommunication Services – 0%
T-Mobile US, Inc.*	1,400	60,578
Total Common Stocks (cost $389,569,834)		449,430,295
Investment Companies – 6.5%
Investments Purchased with Cash Collateral from Securities Lending – 3.8%
Janus Cash Collateral Fund LLC, 0.4719%ºº,£	17,472,940	17,472,940
Money Markets – 2.7%
Janus Cash Liquidity Fund LLC, 0.4506%ºº,£	12,141,471	12,141,471
Total Investment Companies (cost $29,614,411)		29,614,411
Total Investments (total cost $419,184,245) – 104.8%		479,044,706
Liabilities, net of Cash, Receivables and Other Assets – (4.8)%		(22,042,035)
Net Assets – 100%		$457,002,671

Summary of Investments by Country - (Long Positions) (unaudited)

		% of
		Investment
Country	Value	Securities
United States	$477,093,787	99.6%
Canada	1,124,247	0.2
India	826,672	0.2

Total	$479,044,706	100.0%

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

14	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Notes to Schedule of Investments and Other Information

Russell 1000® Index	Measures the performance of the large-cap segment of the U.S. equity universe.

LLC	Limited Liability Company
PLC	Public Limited Company
U.S. Shares	Securities of foreign companies trading on an American stock exchange.

*	Non-income producing security.

ºº	Rate shown is the 7-day yield as of June 30, 2016.

#	Loaned security; a portion of the security is on loan at June 30, 2016.

£

The Fund may invest in certain securities that are considered affiliated companies. As defined by the Investment Company Act of 1940, as amended, an affiliated company is one in which the Fund owns 5% or more of the outstanding voting securities, or a company which is under common ownership or control. The following securities were considered affiliated companies for all or some portion of the year ended June 30, 2016. Unless otherwise indicated, all information in the table is for the year ended June 30, 2016.

	Share			Share
	Balance			Balance	Realized	Dividend	Value
	at 6/30/15	Purchases	Sales	at 6/30/16	Gain/(Loss)	Income	at 6/30/16

Janus Cash Collateral Fund LLC	830,812	100,416,190	(83,774,062)	17,472,940	$—	$36,155(1)	$17,472,940
Janus Cash Liquidity Fund LLC	1,683,797	189,037,083	(178,579,409)	12,141,471	—	18,666	12,141,471

Total					$—	$54,821	$29,614,411

(1) Net of income paid to the securities lending agent and rebates paid to the borrowing counterparties.

The following is a summary of the inputs that were used to value the Fund's investments in securities and other financial instruments as of June 30, 2016. See Notes to Financial Statements for more information.

Valuation Inputs Summary
	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs
Assets
Investments in Securities:
Common Stocks	$ 449,430,295	$ -	$ -
Investment Companies	-	29,614,411	-
Total Assets	$ 449,430,295	$ 29,614,411	$ -

Janus Investment Fund	15

INTECH U.S. Managed Volatility Fund

Statement of Assets and Liabilities

June 30, 2016

See footnotes at the end of the Statement.

Assets:
Investments, at cost	$419,184,245
Unaffiliated investments, at value(1)	449,430,295
Affiliated investments, at value	29,614,411
Cash	161
Non-interested Trustees' deferred compensation	8,226
Receivables:
Fund shares sold	2,692,085
Dividends	765,101
Dividends from affiliates	3,044
Foreign tax reclaims	1,208
Other assets	494
Total Assets	482,515,025
Liabilities:
Collateral for securities loaned (Note 2)	17,472,940
Payables:	—
Investments purchased	7,437,360
Fund shares repurchased	255,361
Advisory fees	174,681
Transfer agent fees and expenses	41,783
Professional fees	33,870
12b-1 Distribution and shareholder servicing fees	19,944
Non-interested Trustees' deferred compensation fees	8,226
Fund administration fees	3,319
Non-interested Trustees' fees and expenses	2,159
Custodian fees	104
Accrued expenses and other payables	62,607
Total Liabilities	25,512,354
Net Assets	$457,002,671

See Notes to Financial Statements.

16	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Statement of Assets and Liabilities

June 30, 2016

Net Assets Consist of:
Capital (par value and paid-in surplus)	$462,312,344
Undistributed net investment income/(loss)	4,084,777
Undistributed net realized gain/(loss) from investments	(69,255,402)
Unrealized net appreciation/(depreciation) of investments and non-interested Trustees’ deferred compensation	59,860,952
Total Net Assets	$457,002,671
Net Assets - Class A Shares	$30,628,202
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	3,104,725
Net Asset Value Per Share(2)	$9.87
Maximum Offering Price Per Share(3)	$10.47
Net Assets - Class C Shares	$18,115,935
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	1,884,116
Net Asset Value Per Share(2)	$9.62
Net Assets - Class D Shares	$14,952,993
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	1,533,429
Net Asset Value Per Share	$9.75
Net Assets - Class I Shares	$171,555,682
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	17,393,525
Net Asset Value Per Share	$9.86
Net Assets - Class N Shares	$75,067,415
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	7,636,513
Net Asset Value Per Share	$9.83
Net Assets - Class S Shares	$3,489,820
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	354,858
Net Asset Value Per Share	$9.83
Net Assets - Class T Shares	$143,192,624
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	14,691,610
Net Asset Value Per Share	$9.75

(1) Includes $17,108,823 of securities on loan. See Note 2 in Notes to Financial Statements.

(2) Redemption price per share may be reduced for any applicable contingent deferred sales charge.

(3) Maximum offering price is computed at 100/94.25 of net asset value.

See Notes to Financial Statements.

Janus Investment Fund	17

INTECH U.S. Managed Volatility Fund

Statement of Operations

For the year ended June 30, 2016

Investment Income:
Dividends	$6,630,973
Affiliated securities lending income, net	36,155
Dividends from affiliates	18,666
Other income	556
Foreign tax withheld	(1,779)
Total Investment Income	6,684,571
Expenses:
Advisory fees	1,592,820
12b-1Distribution and shareholder servicing fees:
Class A Shares	41,233
Class C Shares	91,258
Class S Shares	19,874
Transfer agent administrative fees and expenses:
Class D Shares	8,531
Class S Shares	20,946
Class T Shares	257,468
Transfer agent networking and omnibus fees:
Class A Shares	11,877
Class C Shares	5,245
Class I Shares	54,182
Other transfer agent fees and expenses:
Class A Shares	1,406
Class C Shares	1,225
Class D Shares	2,550
Class I Shares	3,892
Class N Shares	726
Class S Shares	332
Class T Shares	805
Registration fees	127,759
Shareholder reports expense	60,290
Professional fees	48,178
Fund administration fees	28,759
Non-interested Trustees’ fees and expenses	7,530
Custodian fees	6,267
Other expenses	55,056
Total Expenses	2,448,209
Less: Excess Expense Reimbursement	(11,657)
Net Expenses	2,436,552
Net Investment Income/(Loss)	4,248,019
Net Realized Gain/(Loss) on Investments:
Investments	(2,263,117)
Total Net Realized Gain/(Loss) on Investments	(2,263,117)
Change in Unrealized Net Appreciation/Depreciation:
Investments and non-interested Trustees’ deferred compensation	36,113,333
Total Change in Unrealized Net Appreciation/Depreciation	36,113,333
Net Increase/(Decrease) in Net Assets Resulting from Operations	$38,098,235

See Notes to Financial Statements.

18	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Statements of Changes in Net Assets

	Year ended June 30, 2016	Year ended June 30, 2015(1)

Operations:
Net investment income/(loss)	$4,248,019	$1,881,993
Net realized gain/(loss) on investments	(2,263,117)	14,665,364
Change in unrealized net appreciation/depreciation	36,113,333	(19,098,471)
Net Increase/(Decrease) in Net Assets Resulting from Operations	38,098,235	(2,551,114)
Dividends and Distributions to Shareholders:
Dividends from Net Investment Income
Class A Shares	(47,144)	(17,377)
Class C Shares	(13,428)	(8,693)
Class D Shares	(19,296)	—
Class I Shares	(312,277)	(556,163)
Class N Shares	(327,842)	(861,822)
Class S Shares	(19,003)	(1,341)
Class T Shares	(345,943)	(465,851)
Total Dividends from Net Investment Income	(1,084,933)	(1,911,247)
Distributions from Net Realized Gain from Investment Transactions
Class A Shares	—	(696,427)
Class C Shares	—	(326,843)
Class D Shares	—	(356,500)
Class I Shares	—	(6,745,178)
Class N Shares	—	(13,263,446)
Class S Shares	—	(275,041)
Class T Shares	—	(7,568,371)
Total Distributions from Net Realized Gain from Investment Transactions	—	(29,231,806)
Net Decrease from Dividends and Distributions to Shareholders	(1,084,933)	(31,143,053)
Capital Share Transactions:
Class A Shares	19,483,451	8,281,097
Class C Shares	12,536,104	3,896,211
Class D Shares	10,563,795	3,703,865
Class I Shares	55,642,917	8,092,888
Class N Shares	(6,239,964)	85,995,060
Class S Shares	(9,729,745)	13,494,026
Class T Shares	50,147,523	72,769,233
Net Increase/(Decrease) from Capital Share Transactions	132,404,081	196,232,380
Net Increase/(Decrease) in Net Assets	169,417,383	162,538,213
Net Assets:
Beginning of period	287,585,288	125,047,075
End of period	$457,002,671	$287,585,288

Undistributed Net Investment Income/(Loss)	$4,084,777	$966,550

(1) Period from December 22, 2014 (inception date) through June 30, 2015 and October 28, 2014 (inception date) through June 30, 2015 for Class D Shares and Class N Shares, respectively.

See Notes to Financial Statements.

Janus Investment Fund	19

INTECH U.S. Managed Volatility Fund

Financial Highlights

Class A Shares
For a share outstanding during each year ended June 30	2016	2015	2014		2013	2012
Net Asset Value, Beginning of Period	$9.04	$13.16	$12.45		$10.15	$10.03
Income/(Loss) from Investment Operations:
Net investment income/(loss)	0.11(1)	0.12(1)	0.12(1)		0.16	0.15
Net realized and unrealized gain/(loss)	0.75	0.38	2.78		2.33	0.11
Total from Investment Operations	0.86	0.50	2.90		2.49	0.26
Less Dividends and Distributions:
Dividends (from net investment income)	(0.03)	(0.14)	(0.11)		(0.19)	(0.14)
Distributions (from capital gains)	—	(4.48)	(2.08)		—	—
Total Dividends and Distributions	(0.03)	(4.62)	(2.19)		(0.19)	(0.14)
Net Asset Value, End of Period	$9.87	$9.04	$13.16		$12.45	$10.15
Total Return*	9.54%	4.04%	24.98%		24.86%	2.71%
Net Assets, End of Period (in thousands)	$30,628	$8,845	$1,424		$7,348	$5,494
Average Net Assets for the Period (in thousands)	$16,493	$2,962	$8,530		$6,373	$5,099
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.93%	1.03%	1.03%		0.97%	0.92%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.93%	1.03%	1.01%		0.97%	0.92%
Ratio of Net Investment Income/(Loss)	1.22%	1.17%	0.91%		1.37%	1.54%
Portfolio Turnover Rate	72%	107%	150%		100%	100%
				1

Class C Shares
For a share outstanding during each year ended June 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$8.85	$13.09	$12.43	$10.14	$9.94
Income/(Loss) from Investment Operations:
Net investment income/(loss)	0.05(1)	0.04(1)	0.04(1)	(0.08)	0.18
Net realized and unrealized gain/(loss)	0.73	0.37	2.77	2.49	0.02
Total from Investment Operations	0.78	0.41	2.81	2.41	0.20
Less Dividends and Distributions:
Dividends (from net investment income)	(0.01)	(0.17)	(0.07)	(0.12)	—
Distributions (from capital gains)	—	(4.48)	(2.08)	—	—
Total Dividends and Distributions	(0.01)	(4.65)	(2.15)	(0.12)	—
Net Asset Value, End of Period	$9.62	$8.85	$13.09	$12.43	$10.14
Total Return*	8.87%	3.26%	24.20%	23.97%	2.01%
Net Assets, End of Period (in thousands)	$18,116	$4,330	$861	$380	$147
Average Net Assets for the Period (in thousands)	$9,583	$1,567	$643	$206	$164
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.61%	1.73%	1.67%	1.69%	1.72%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.61%	1.73%	1.67%	1.69%	1.61%
Ratio of Net Investment Income/(Loss)	0.58%	0.41%	0.31%	0.57%	0.81%
Portfolio Turnover Rate	72%	107%	150%	100%	100%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

See Notes to Financial Statements.

20	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Financial Highlights

Class D Shares
For a share outstanding during the year or period ended June 30	2016	2015(1)
Net Asset Value, Beginning of Period	$8.93	$10.10
Income/(Loss) from Investment Operations:
Net investment income/(loss)(2)	0.12	0.03
Net realized and unrealized gain/(loss)	0.73	0.16
Total from Investment Operations	0.85	0.19
Less Dividends and Distributions:
Dividends (from net investment income)	(0.03)	—
Distributions (from capital gains)	—	(1.36)
Total Dividends and Distributions	(0.03)	(1.36)
Net Asset Value, End of Period	$9.75	$8.93
Total Return*	9.55%	1.50%
Net Assets, End of Period (in thousands)	$14,953	$3,322
Average Net Assets for the Period (in thousands)	$7,109	$2,101
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.83%	1.21%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.83%	1.11%
Ratio of Net Investment Income/(Loss)	1.30%	0.66%
Portfolio Turnover Rate	72%	107%

Class I Shares
For a share outstanding during each year ended June 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$9.02	$13.25	$12.51	$10.19	$10.07
Income/(Loss) from Investment Operations:
Net investment income/(loss)	0.13(2)	0.16(2)	0.17(2)	0.22	0.17
Net realized and unrealized gain/(loss)	0.75	0.38	2.80	2.32	0.12
Total from Investment Operations	0.88	0.54	2.97	2.54	0.29
Less Dividends and Distributions:
Dividends (from net investment income)	(0.04)	(0.29)	(0.15)	(0.22)	(0.17)
Distributions (from capital gains)	—	(4.48)	(2.08)	—	—
Redemption fees	N/A	N/A	N/A	N/A	—(3)
Total Dividends and Distributions	(0.04)	(4.77)	(2.23)	(0.22)	(0.17)
Net Asset Value, End of Period	$9.86	$9.02	$13.25	$12.51	$10.19
Total Return*	9.78%	4.35%	25.48%	25.23%	2.96%
Net Assets, End of Period (in thousands)	$171,556	$101,060	$104,039	$77,625	$93,800
Average Net Assets for the Period (in thousands)	$101,772	$61,707	$86,864	$93,335	$89,976
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.65%	0.71%	0.66%	0.67%	0.67%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.65%	0.71%	0.66%	0.67%	0.67%
Ratio of Net Investment Income/(Loss)	1.42%	1.36%	1.32%	1.71%	1.78%
Portfolio Turnover Rate	72%	107%	150%	100%	100%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Period from December 22, 2014 (inception date) through June 30, 2015.

(2) Per share amounts are calculated based on average shares outstanding during the year or period.

(3) Redemption fees aggregated less than $0.005 on a per share basis. Redemption fees were eliminated effective April 2, 2012.

See Notes to Financial Statements.

Janus Investment Fund	21

INTECH U.S. Managed Volatility Fund

Financial Highlights

Class N Shares
For a share outstanding during the year or period ended June 30	2016	2015(1)
Net Asset Value, Beginning of Period	$8.99	$13.03
Income/(Loss) from Investment Operations:
Net investment income/(loss)(2)	0.14	0.11
Net realized and unrealized gain/(loss)	0.74	0.66
Total from Investment Operations	0.88	0.77
Less Dividends and Distributions:
Dividends (from net investment income)	(0.04)	(0.33)
Distributions (from capital gains)	—	(4.48)
Total Dividends and Distributions	(0.04)	(4.81)
Net Asset Value, End of Period	$9.83	$8.99
Total Return*	9.85%	6.22%
Net Assets, End of Period (in thousands)	$75,067	$74,862
Average Net Assets for the Period (in thousands)	$72,242	$53,040
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.61%	0.72%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.61%	0.72%
Ratio of Net Investment Income/(Loss)	1.49%	1.56%
Portfolio Turnover Rate	72%	107%

Class S Shares
For a share outstanding during each year ended June 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$9.01	$13.27	$12.53	$10.15	$10.02
Income/(Loss) from Investment Operations:
Net investment income/(loss)	0.08(2)	0.11(2)	0.11(2)	0.90	0.13
Net realized and unrealized gain/(loss)	0.75	0.39	2.82	1.63	0.11
Total from Investment Operations	0.83	0.50	2.93	2.53	0.24
Less Dividends and Distributions:
Dividends (from net investment income)	(0.01)	(0.28)	(0.11)	(0.15)	(0.11)
Distributions (from capital gains)	—	(4.48)	(2.08)	—	—
Total Dividends and Distributions	(0.01)	(4.76)	(2.19)	(0.15)	(0.11)
Net Asset Value, End of Period	$9.83	$9.01	$13.27	$12.53	$10.15
Total Return*	9.27%	3.99%	25.01%	25.12%	2.48%
Net Assets, End of Period (in thousands)	$3,490	$12,967	$64	$64	$221
Average Net Assets for the Period (in thousands)	$8,378	$2,892	$63	$132	$208
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.12%	1.20%	1.23%	1.16%	1.15%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.07%	1.18%	1.08%	0.97%	1.09%
Ratio of Net Investment Income/(Loss)	0.88%	1.20%	0.88%	1.41%	1.36%
Portfolio Turnover Rate	72%	107%	150%	100%	100%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Period from October 28, 2014 (inception date) through June 30, 2015.

(2) Per share amounts are calculated based on average shares outstanding during the year or period.

See Notes to Financial Statements.

22	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Financial Highlights

Class T Shares
For a share outstanding during each year ended June 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$8.93	$13.19	$12.48	$10.18	$10.05
Income/(Loss) from Investment Operations:
Net investment income/(loss)	0.11(1)	0.13(1)	0.14(1)	0.19	0.13
Net realized and unrealized gain/(loss)	0.74	0.38	2.80	2.31	0.13
Total from Investment Operations	0.85	0.51	2.94	2.50	0.26
Less Dividends and Distributions:
Dividends (from net investment income)	(0.03)	(0.29)	(0.15)	(0.20)	(0.13)
Distributions (from capital gains)	—	(4.48)	(2.08)	—	—
Total Dividends and Distributions	(0.03)	(4.77)	(2.23)	(0.20)	(0.13)
Net Asset Value, End of Period	$9.75	$8.93	$13.19	$12.48	$10.18
Total Return*	9.55%	4.19%	25.27%	24.84%	2.73%
Net Assets, End of Period (in thousands)	$143,193	$82,199	$18,659	$479	$58
Average Net Assets for the Period (in thousands)	$102,987	$31,644	$9,758	$205	$36
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.86%	0.95%	0.90%	0.91%	0.89%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.85%	0.95%	0.90%	0.89%	0.89%
Ratio of Net Investment Income/(Loss)	1.26%	1.27%	1.09%	1.28%	1.54%
Portfolio Turnover Rate	72%	107%	150%	100%	100%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

See Notes to Financial Statements.

Janus Investment Fund	23

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

1. Organization and Significant Accounting Policies

INTECH U.S. Managed Volatility Fund (the “Fund”) is a series fund. The Fund is part of Janus Investment Fund (the “Trust”), which is organized as a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and therefore has applied the specialized accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946. The Trust offers forty-five funds which include multiple series of shares, with differing investment objectives and policies. The Fund seeks long-term growth of capital. The Fund is classified as diversified, as defined in the 1940 Act.

The Fund offers multiple classes of shares in order to meet the needs of various types of investors. Each class represents an interest in the same portfolio of investments. Certain financial intermediaries may not offer all classes of shares. Class D Shares are closed to certain new investors.

Class A Shares and Class C Shares are generally offered through financial intermediary platforms including, but not limited to, traditional brokerage platforms, mutual fund wrap fee programs, bank trust platforms, and retirement platforms.

Class D Shares are generally no longer being made available to new investors who do not already have a direct account with the Janus funds. Class D Shares are available only to investors who hold accounts directly with the Janus funds, to immediate family members or members of the same household of an eligible individual investor, and to existing beneficial owners of sole proprietorships or partnerships that hold accounts directly with the Janus funds.

Class I Shares are available through certain financial intermediary platforms including, but not limited to, mutual fund wrap fee programs, managed account programs, asset allocation programs, bank trust platforms, as well as certain retirement platforms. Class I Shares are also available to certain direct institutional investors including, but not limited to, corporations, certain retirement plans, public plans, and foundations/endowments.

Class N Shares are generally available only to financial intermediaries purchasing on behalf of 401(k) plans, 457 plans, 403(b) plans, Taft-Hartley multi-employer plans, profit-sharing and money purchase pension plans, defined benefit plans and nonqualified deferred compensation plans. Class N Shares are also available to Janus proprietary products.

Class S Shares are offered through financial intermediary platforms including, but not limited to, retirement platforms and asset allocation, mutual fund wrap, or other discretionary or nondiscretionary fee-based investment advisory programs. In addition, Class S Shares may be available through certain financial intermediaries who have an agreement with Janus Capital Management LLC (“Janus Capital”) or its affiliates to offer Class S Shares on their supermarket platforms.

Class T Shares are available through certain financial intermediary platforms including, but not limited to, mutual fund wrap fee programs, managed account programs, asset allocation programs, bank trust platforms, as well as certain retirement platforms. In addition, Class T Shares may be available through certain financial intermediaries who have an agreement with Janus Capital or its affiliates to offer Class T Shares on their supermarket platforms.

The following accounting policies have been followed by the Fund and are in conformity with accounting principles generally accepted in the United States of America.

Investment Valuation

Securities held by the Fund are valued in accordance with policies and procedures established by and under the supervision of the Trustees (the “Valuation Procedures”). Equity securities traded on a domestic securities exchange are generally valued at the closing prices on the primary market or exchange on which they trade. If such price is lacking for the trading period immediately preceding the time of determination, such securities are valued at their current bid price. Equity securities that are traded on a foreign exchange are generally valued at the closing prices on such markets. In the event that there is no current trading volume on a particular security in such foreign exchange, the bid price from the primary exchange is generally used to value the security. Securities that are traded on the over-the-counter (“OTC”) markets are generally valued at their closing or latest bid prices as available. Foreign securities and currencies are converted to U.S. dollars using the applicable exchange rate in effect at the close of the New York Stock Exchange (“NYSE”). The Fund will determine the market value of individual securities held by it by using prices provided by one or more approved professional pricing services or, as needed, by obtaining market quotations from independent broker-dealers. Most debt securities are valued in accordance with the evaluated bid price supplied by the pricing service that is

24	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

intended to reflect market value. The evaluated bid price supplied by the pricing service is an evaluation that may consider factors such as security prices, yields, maturities and ratings. Certain short-term securities maturing within 60 days or less may be evaluated and valued on an amortized cost basis provided that the amortized cost determined approximates market value. Securities for which market quotations or evaluated prices are not readily available or deemed unreliable are valued at fair value determined in good faith under the Valuation Procedures. Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) a significant event that may affect the securities of a single issuer, such as a merger, bankruptcy, or significant issuer-specific development; (ii) an event that may affect an entire market, such as a natural disaster or significant governmental action; (iii) a nonsignificant event such as a market closing early or not opening, or a security trading halt; and (iv) pricing of a nonvalued security and a restricted or nonpublic security. Special valuation considerations may apply with respect to “odd-lot” fixed-income transactions which, due to their small size, may receive evaluated prices by pricing services which reflect a large block trade and not what actually could be obtained for the odd-lot position. The Fund uses systematic fair valuation models provided by independent third parties to value international equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and the close of the NYSE.

Valuation Inputs Summary

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurements. This standard emphasizes that fair value is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or liability and establishes a hierarchy that prioritizes inputs to valuation techniques used to measure fair value. These inputs are summarized into three broad levels:

Level 1 – Unadjusted quoted prices in active markets the Fund has the ability to access for identical assets or liabilities.

Level 2 – Observable inputs other than unadjusted quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Assets or liabilities categorized as Level 2 in the hierarchy generally include: debt securities fair valued in accordance with the evaluated bid or ask prices supplied by a pricing service; securities traded on OTC markets and listed securities for which no sales are reported that are fair valued at the latest bid price (or yield equivalent thereof) obtained from one or more dealers transacting in a market for such securities or by a pricing service approved by the Fund’s Trustees; certain short-term debt securities with maturities of 60 days or less that are fair valued at amortized cost; and equity securities of foreign issuers whose fair value is determined by using systematic fair valuation models provided by independent third parties in order to adjust for stale pricing which may occur between the close of certain foreign exchanges and the close of the NYSE. Other securities that may be categorized as Level 2 in the hierarchy include, but are not limited to, preferred stocks, bank loans, swaps, investments in unregistered investment companies, options, and forward contracts.

Level 3 – Unobservable inputs for the asset or liability to the extent that relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions that a market participant would use in valuing the asset or liability, and that would be based on the best information available.

There have been no significant changes in valuation techniques used in valuing any such positions held by the Fund since the beginning of the fiscal year.

The inputs or methodology used for fair valuing securities are not necessarily an indication of the risk associated with investing in those securities. The summary of inputs used as of June 30, 2016 to fair value the Fund’s investments in securities and other financial instruments is included in the “Valuation Inputs Summary” in the Notes to Schedule of Investments and Other Information.

There were no transfers between Level 1, Level 2 and Level 3 of the fair value hierarchy during the year. The Fund recognizes transfers between the levels as of the beginning of the fiscal year.

Investment Transactions and Investment Income

Investment transactions are accounted for as of the date purchased or sold (trade date). Dividend income is recorded on the ex-dividend date. Certain dividends from foreign securities will be recorded as soon as the Fund is informed of

Janus Investment Fund	25

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

the dividend, if such information is obtained subsequent to the ex-dividend date. Dividends from foreign securities may be subject to withholding taxes in foreign jurisdictions. Interest income is recorded on the accrual basis and includes amortization of premiums and accretion of discounts. Gains and losses are determined on the identified cost basis, which is the same basis used for federal income tax purposes. Income, as well as gains and losses, both realized and unrealized, are allocated daily to each class of shares based upon the ratio of net assets represented by each class as a percentage of total net assets.

Expenses

The Fund bears expenses incurred specifically on its behalf. Each class of shares bears a portion of general expenses, which are allocated daily to each class of shares based upon the ratio of net assets represented by each class as a percentage of total net assets. Expenses directly attributable to a specific class of shares are charged against the operations of such class.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Indemnifications

In the normal course of business, the Fund may enter into contracts that contain provisions for indemnification of other parties against certain potential liabilities. The Fund’s maximum exposure under these arrangements is unknown, and would involve future claims that may be made against the Fund that have not yet occurred. Currently, the risk of material loss from such claims is considered remote.

Dividends and Distributions

The Fund generally declares and distributes dividends of net investment income and realized capital gains (if any) annually. The Fund may treat a portion of the amount paid to redeem shares as a distribution of investment company taxable income and realized capital gains that are reflected in the net asset value. This practice, commonly referred to as “equalization,” has no effect on the redeeming shareholder or the Fund’s total return, but may reduce the amounts that would otherwise be required to be paid as taxable dividends to the remaining shareholders. It is possible that the Internal Revenue Service (IRS) could challenge the Fund's equalization methodology or calculations, and any such challenge could result in additional tax, interest, or penalties to be paid by the Fund.

The Fund may make certain investments in real estate investment trusts (“REITs”) which pay dividends to their shareholders based upon funds available from operations. It is quite common for these dividends to exceed the REITs’ taxable earnings and profits, resulting in the excess portion of such dividends being designated as a return of capital. If the Fund distributes such amounts, such distributions could constitute a return of capital to shareholders for federal income tax purposes.

Federal Income Taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income in accordance with the requirements of Subchapter M of the Internal Revenue Code. Management has analyzed the Fund’s tax positions taken for all open federal income tax years, generally a three-year period, and has concluded that no provision for federal income tax is required in the Fund’s financial statements. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

2. Other Investments and Strategies

Additional Investment Risk

The financial crisis in both the U.S. and global economies over the past several years has resulted, and may continue to result, in a significant decline in the value and liquidity of many securities of issuers worldwide in the equity and fixed-income/credit markets. In response to the crisis, the United States and certain foreign governments, along with the U.S. Federal Reserve and certain foreign central banks, took steps to support the financial markets. The withdrawal of this support, a failure of measures put in place to respond to the crisis, or investor perception that such efforts were not sufficient could each negatively affect financial markets generally, and the value and liquidity of specific securities. In addition, policy and legislative changes in the United States and in other countries continue to impact many aspects of

26	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

financial regulation. The effect of these changes on the markets, and the practical implications for market participants, including the Fund, may not be fully known for some time. As a result, it may also be unusually difficult to identify both investment risks and opportunities, which could limit or preclude the Fund’s ability to achieve its investment objective. Therefore, it is important to understand that the value of your investment may fall, sometimes sharply, and you could lose money.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provided for widespread regulation of financial institutions, consumer financial products and services, broker-dealers, OTC derivatives, investment advisers, credit rating agencies, and mortgage lending, which expanded federal oversight in the financial sector, including the investment management industry. Many provisions of the Dodd-Frank Act remain pending and will be implemented through future rulemaking. Therefore, the ultimate impact of the Dodd-Frank Act and the regulations under the Dodd-Frank Act on the Fund and the investment management industry as a whole, is not yet certain.

A number of countries in the European Union (“EU”) have experienced, and may continue to experience, severe economic and financial difficulties. In particular, many EU nations are susceptible to economic risks associated with high levels of debt, notably due to investments in sovereign debt of countries such as Greece, Italy, Spain, Portugal, and Ireland. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts. Many other issuers have faced difficulties obtaining credit or refinancing existing obligations. Financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit. As a result, financial markets in the EU experienced extreme volatility and declines in asset values and liquidity. Responses to these financial problems by European governments, central banks, and others, including austerity measures and reforms, may not work, may result in social unrest, and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets, and asset valuations around the world. Greece, Ireland, and Portugal have already received one or more "bailouts" from other Eurozone member states, and it is unclear how much additional funding they will require or if additional Eurozone member states will require bailouts in the future. The risk of investing in securities in the European markets may also be heightened due to the referendum in which the United Kingdom voted to exit the EU (known as “Brexit”). One or more other countries may also abandon the euro and/or withdraw from the EU, placing its currency and banking system in jeopardy.

Certain areas of the world have historically been prone to and economically sensitive to environmental events such as, but not limited to, hurricanes, earthquakes, typhoons, flooding, tidal waves, tsunamis, erupting volcanoes, wildfires or droughts, tornadoes, mudslides, or other weather-related phenomena. Such disasters, and the resulting physical or economic damage, could have a severe and negative impact on the Fund’s investment portfolio and, in the longer term, could impair the ability of issuers in which the Fund invests to conduct their businesses as they would under normal conditions. Adverse weather conditions may also have a particularly significant negative effect on issuers in the agricultural sector and on insurance companies that insure against the impact of natural disasters.

Counterparties

Fund transactions involving a counterparty are subject to the risk that the counterparty or a third party will not fulfill its obligation to the Fund (“counterparty risk”). Counterparty risk may arise because of the counterparty’s financial condition (i.e., financial difficulties, bankruptcy, or insolvency), market activities and developments, or other reasons, whether foreseen or not. A counterparty’s inability to fulfill its obligation may result in significant financial loss to the Fund. The Fund may be unable to recover its investment from the counterparty or may obtain a limited recovery, and/or recovery may be delayed. The extent of the Fund’s exposure to counterparty risk with respect to financial assets and liabilities approximates its carrying value. See the "Offsetting Assets and Liabilities" section of this Note for further details.

The Fund may be exposed to counterparty risk through participation in various programs, including, but not limited to, lending its securities to third parties, cash sweep arrangements whereby the Fund’s cash balance is invested in one or more types of cash management vehicles, as well as investments in, but not limited to, repurchase agreements, debt securities, and derivatives, including various types of swaps, futures and options. The Fund intends to enter into financial transactions with counterparties that Janus Capital believes to be creditworthy at the time of the transaction. There is always the risk that Janus Capital’s analysis of a counterparty’s creditworthiness is incorrect or may change due to market conditions. To the extent that the Fund focuses its transactions with a limited number of counterparties, it will have greater exposure to the risks associated with one or more counterparties.

Janus Investment Fund	27

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

Offsetting Assets and Liabilities

The Fund presents gross and net information about transactions that are either offset in the financial statements or subject to an enforceable master netting arrangement or similar agreement with a designated counterparty, regardless of whether the transactions are actually offset in the Statement of Assets and Liabilities.

In order to better define its contractual rights and to secure rights that will help the Fund mitigate its counterparty risk, the Fund has entered into an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) or similar agreement with its derivative contract counterparties. An ISDA Master Agreement is a bilateral agreement between the Fund and a counterparty that governs OTC derivatives and forward foreign currency exchange contracts and typically contains, among other things, collateral posting terms and netting provisions in the event of a default and/or termination event. Under an ISDA Master Agreement, in the event of a default and/or termination event, the Fund may offset with each counterparty certain derivative financial instruments’ payables and/or receivables with collateral held and/or posted and create one single net payment. For financial reporting purposes, the Fund does not offset certain derivative financial instruments’ payables and receivables and related collateral on the Statement of Assets and Liabilities.

The following table presents gross amounts of recognized assets and/or liabilities and the net amounts after deducting collateral that has been pledged by counterparties or has been pledged to counterparties (if applicable). For corresponding information grouped by type of instrument, see the Fund's Schedule of Investments.

Offsetting of Financial Assets and Derivative Assets

Gross Amounts
	of Recognized	Offsetting Asset	Collateral
Counterparty	Assets	or Liability(a)	Pledged(b)	Net Amount

Deutsche Bank AG	$17,108,823	$—	$(17,108,823)	$—

(a)

Represents the amount of assets or liabilities that could be offset with the same counterparty under master netting or similar agreements that management elects not to offset on the Statement of Assets and Liabilities.

(b)	Collateral pledged is limited to the net outstanding amount due to/from an individual counterparty. The actual collateral amounts pledged may exceed these amounts and may fluctuate in value.

Deutsche Bank AG acts as securities lending agent and a limited purpose custodian or subcustodian to receive and disburse cash balances and cash collateral, hold short-term investments, hold collateral, and perform other custodian functions. Securities on loan will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, time deposits, repurchase agreements, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. The value of the collateral must be at least 102% of the market value of the loaned securities that are denominated in U.S. dollars and 105% of the market value of the loaned securities that are not denominated in U.S. dollars. Upon receipt of cash collateral, Janus Capital intends to invest the cash collateral in a cash management vehicle for which Janus Capital serves as investment adviser, Janus Cash Collateral Fund LLC. Loaned securities and related collateral are marked-to-market each business day based upon the market value of the loaned securities at the close of business, employing the most recent available pricing information. Collateral levels are then adjusted based on this mark-to-market evaluation.

Real Estate Investing

To the extent that real estate-related securities may be included in the Fund’s named benchmark index, INTECH’s mathematical investment process may select equity and debt securities of real estate-related companies. Such companies may include those in the real estate industry or real estate-related industries. These securities may include common stocks, corporate bonds, preferred stocks, and other equity securities, including, but not limited to, mortgage-backed securities, real estate-backed securities, securities of REITs and similar REIT-like entities. A REIT is a trust that invests in real estate-related projects, such as properties, mortgage loans, and construction loans. REITs are generally categorized as equity, mortgage, or hybrid REITs. A REIT may be listed on an exchange or traded OTC.

28	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

Securities Lending

Under procedures adopted by the Trustees, the Fund may seek to earn additional income by lending securities to qualified parties. Deutsche Bank AG acts as securities lending agent and a limited purpose custodian or subcustodian to receive and disburse cash balances and cash collateral, hold short-term investments, hold collateral, and perform other custodian functions. The Fund may lend portfolio securities in an amount equal to up to 1/3 of its total assets as determined at the time of the loan origination. There is the risk of delay in recovering a loaned security or the risk of loss in collateral rights if the borrower fails financially. In addition, Janus Capital makes efforts to balance the benefits and risks from granting such loans. All loans will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, time deposits, repurchase agreements, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. If the Fund is unable to recover a security on loan, the Fund may use the collateral to purchase replacement securities in the market. There is a risk that the value of the collateral could decrease below the cost of the replacement security by the time the replacement investment is made, resulting in a loss to the Fund.

Upon receipt of cash collateral, Janus Capital may invest it in affiliated or non-affiliated cash management vehicles, whether registered or unregistered entities, as permitted by the 1940 Act and rules promulgated thereunder. Janus Capital currently intends to invest the cash collateral in a cash management vehicle for which Janus Capital serves as investment adviser, Janus Cash Collateral Fund LLC. An investment in Janus Cash Collateral Fund LLC is generally subject to the same risks that shareholders experience when investing in similarly structured vehicles, such as the potential for significant fluctuations in assets as a result of the purchase and redemption activity of the securities lending program, a decline in the value of the collateral, and possible liquidity issues. Such risks may delay the return of the cash collateral and cause the Fund to violate its agreement to return the cash collateral to a borrower in a timely manner. As adviser to the Fund and Janus Cash Collateral Fund LLC, Janus Capital has an inherent conflict of interest as a result of its fiduciary duties to both the Fund and Janus Cash Collateral Fund LLC. Additionally, Janus Capital receives an investment advisory fee of 0.05% for managing Janus Cash Collateral Fund LLC, but it may not receive a fee for managing certain other affiliated cash management vehicles in which the Fund may invest, and therefore may have an incentive to allocate preferred investment opportunities to investment vehicles for which it is receiving a fee.

The value of the collateral must be at least 102% of the market value of the loaned securities that are denominated in U.S. dollars and 105% of the market value of the loaned securities that are not denominated in U.S. dollars. Loaned securities and related collateral are marked-to-market each business day based upon the market value of the loaned securities at the close of business, employing the most recent available pricing information. Collateral levels are then adjusted based on this mark-to-market evaluation.

The cash collateral invested by Janus Capital is disclosed in the Schedule of Investments. Income earned from the investment of the cash collateral, net of rebates paid to, or fees paid by, borrowers and less the fees paid to the lending agent are included as “Affiliated securities lending income, net” on the Statement of Operations. As of June 30, 2016, securities lending transactions accounted for as secured borrowings with an overnight and continuous contractual maturity are $17,108,823 for equity securities. Gross amounts of recognized liabilities for securities lending (collateral received) as of June 30, 2016 is $17,472,940, resulting in the net amount due to the counterparty of $364,117.

3. Investment Advisory Agreements and Other Transactions with Affiliates

The Fund pays Janus Capital an investment advisory fee which is calculated daily and paid monthly. The Fund’s contractual investment advisory fee rate (expressed as an annual rate) is 0.50% of its average daily net assets.

INTECH Investment Management LLC (“INTECH”) serves as subadviser to the Fund. As subadviser, INTECH provides day-to-day management of the investment operations of the Fund subject to the general oversight of Janus Capital. Janus Capital owns approximately 97% of INTECH.

Janus Capital pays INTECH a subadvisory fee rate equal to 50% of the investment advisory fee paid by the Fund to Janus Capital (net of any fee waivers and expense reimbursements).

Janus Capital has contractually agreed to waive the advisory fee payable by the Fund or reimburse expenses in an amount equal to the amount, if any, that the Fund’s normal operating expenses in any fiscal year, including the investment advisory fee, but excluding the 12b-1 distribution and shareholder servicing fees (applicable to Class A Shares, Class C Shares, and Class S Shares), transfer agent fees and expenses payable pursuant to the Transfer Agency Agreement, brokerage commissions, interest, dividends, taxes, acquired fund fees and expenses, and

Janus Investment Fund	29

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

extraordinary expenses, exceed the annual rate of 0.79% of the Fund’s average daily net assets. Janus Capital has agreed to continue the waiver until at least November 1, 2016. If applicable, amounts reimbursed to the Fund by Janus Capital are disclosed as “Excess Expense Reimbursement” on the Statement of Operations.

Janus Services LLC (“Janus Services”), a wholly-owned subsidiary of Janus Capital, is the Fund’s transfer agent. In addition, Janus Services provides or arranges for the provision of certain other administrative services including, but not limited to, recordkeeping, accounting, order processing, and other shareholder services for the Fund. Janus Services is not compensated for its services related to the shares, except for out-of-pocket costs. These amounts are disclosed as “Other transfer agent fees and expenses” on the Statement of Operations.

Certain, but not all, intermediaries may charge administrative fees (such as networking and omnibus) to investors in Class A Shares, Class C Shares, and Class I Shares for administrative services provided on behalf of such investors. These administrative fees are paid by the Class A Shares, Class C Shares, and Class I Shares of the Fund to Janus Services, which uses such fees to reimburse intermediaries. Consistent with the Transfer Agency Agreement between Janus Services and the Fund, Janus Services may negotiate the level, structure, and/or terms of the administrative fees with intermediaries requiring such fees on behalf of the Fund. Janus Capital and its affiliates benefit from an increase in assets that may result from such relationships. The Funds’ Trustees have set limits on fees that the Funds may incur with respect to administrative fees paid for omnibus or networked accounts. Such limits are subject to change by the Trustees in the future. These amounts are disclosed as “Transfer agent networking and omnibus fees” on the Statement of Operations.

The Fund’s Class D Shares pay an administrative services fee at an annual rate of 0.12% of the average daily net assets of Class D Shares for shareholder services provided by Janus Services. Janus Services provides or arranges for the provision of shareholder services including, but not limited to, recordkeeping, accounting, answering inquiries regarding accounts, transaction processing, transaction confirmations, and the mailing of prospectuses and shareholder reports. These amounts are disclosed as “Transfer agent administrative fees and expenses” on the Statement of Operations.

Janus Services receives an administrative services fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class S Shares and Class T Shares for providing or procuring administrative services to investors in Class S Shares and Class T Shares of the Fund. Janus Services expects to use all or a significant portion of this fee to compensate retirement plan service providers, broker-dealers, bank trust departments, financial advisors, and other financial intermediaries for providing these services. Janus Services or its affiliates may also pay fees for services provided by intermediaries to the extent the fees charged by intermediaries exceed the 0.25% of net assets charged to Class S Shares and Class T Shares of the Fund. Janus Services may keep certain amounts retained for reimbursement of out-of-pocket costs incurred for servicing clients of Class S Shares and Class T Shares. These amounts are disclosed as “Transfer agent administrative fees and expenses” on the Statement of Operations.

Services provided by these financial intermediaries may include, but are not limited to, recordkeeping, subaccounting, order processing, providing order confirmations, periodic statements, forwarding prospectuses, shareholder reports, and other materials to existing customers, answering inquiries regarding accounts, and other administrative services. Order processing includes the submission of transactions through the National Securities Clearing Corporation (“NSCC”) or similar systems, or those processed on a manual basis with Janus Capital.

Janus Services is compensated for its services related to the Fund’s Class D Shares. In addition to the administrative fees discussed above, Janus Services receives reimbursement for out-of-pocket costs it incurs for serving as transfer agent and providing, or arranging for, servicing to shareholders. These amounts are disclosed as “Other transfer agent fees and expenses” on the Statement of Operations.

Under a distribution and shareholder servicing plan (the “Plan”) adopted in accordance with Rule 12b-1 under the 1940 Act, the Fund pays the Trust’s distributor, Janus Distributors LLC (“Janus Distributors”), a wholly-owned subsidiary of Janus Capital, a fee for the sale and distribution and/or shareholder servicing of the Shares at an annual rate of up to 0.25% of the Class A Shares’ average daily net assets, of up to 1.00% of the Class C Shares’ average daily net assets, and of up to 0.25% of the Class S Shares’ average daily net assets. Under the terms of the Plan, the Trust is authorized to make payments to Janus Distributors for remittance to retirement plan service providers, broker-dealers, bank trust departments, financial advisors, and other financial intermediaries, as compensation for distribution and/or shareholder services performed by such entities for their customers who are investors in the Fund. These amounts are disclosed as “12b-1 Distribution and shareholder servicing fees” on the Statement of Operations. Payments under the Plan are not

30	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

tied exclusively to actual 12b-1 distribution and shareholder service expenses, and the payments may exceed 12b-1 distribution and shareholder service expenses actually incurred. If any of the Fund’s actual 12b-1 distribution and shareholder service expenses incurred during a calendar year are less than the payments made during a calendar year, the Fund will be refunded the difference. Refunds, if any, are included in “12b-1 Distribution fees and shareholder servicing fees” in the Statement of Operations.

Janus Capital furnishes certain administration, compliance, and accounting services for the Fund and is reimbursed by the Fund for certain of its costs in providing those services (to the extent Janus Capital seeks reimbursement and such costs are not otherwise waived). In addition, employees of Janus Capital and/or its affiliates may serve as officers of the Trust. The Fund also pays for salaries, fees, and expenses of certain Janus Capital employees and Fund officers, with respect to certain specified administration functions they perform on behalf of the Fund. The Fund pays these costs based on out-of-pocket expenses incurred by Janus Capital, and these costs are separate and apart from advisory fees and other expenses paid in connection with the investment advisory services Janus Capital (or the subadviser) provides to the Fund. These amounts are disclosed as “Fund administration fees” on the Statement of Operations. Some expenses related to compensation payable to the Fund's Chief Compliance Officer and compliance staff are shared with the Fund. Total compensation of $655,788 was paid to the Chief Compliance Officer and certain compliance staff by the Trust during the year ended June 30, 2016. The Fund's portion is reported as part of “Other expenses” on the Statement of Operations.

The Board of Trustees has adopted a deferred compensation plan (the “Deferred Plan”) for independent Trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. All deferred fees are credited to an account established in the name of the Trustees. The amounts credited to the account then increase or decrease, as the case may be, in accordance with the performance of one or more of the Janus funds that are selected by the Trustees. The account balance continues to fluctuate in accordance with the performance of the selected fund or funds until final payment of all amounts are credited to the account. The fluctuation of the account balance is recorded by the Fund as unrealized appreciation/(depreciation) and is included as of June 30, 2016 on the Statement of Assets and Liabilities in the asset, “Non-interested Trustees’ deferred compensation,” and liability, “Non-interested Trustees’ deferred compensation fees.” Additionally, the recorded unrealized appreciation/(depreciation) is included in “Unrealized net appreciation/(depreciation) of investments, foreign currency translations and non-interested Trustees’ deferred compensation” on the Statement of Assets and Liabilities. Deferred compensation expenses for the year ended June 30, 2016 are included in “Non-interested Trustees’ fees and expenses” on the Statement of Operations. Trustees are allowed to change their designation of mutual funds from time to time. Amounts will be deferred until distributed in accordance with the Deferred Plan. Deferred fees of $171,550 were paid by the Trust to a Trustee under the Deferred Plan during the year ended June 30, 2016.

Pursuant to the provisions of the 1940 Act and related rules, the Fund may participate in an affiliated or nonaffiliated cash sweep program. In the cash sweep program, uninvested cash balances of the Fund may be used to purchase shares of affiliated or nonaffiliated money market funds or cash management pooled investment vehicles. The Fund is eligible to participate in the cash sweep program (the “Investing Funds”). As adviser, Janus Capital has an inherent conflict of interest because of its fiduciary duties to the affiliated money market funds or cash management pooled investment vehicles and the Investing Funds. Janus Cash Liquidity Fund LLC is an affiliated unregistered cash management pooled investment vehicle that invests primarily in highly-rated short-term fixed-income securities. Janus Cash Liquidity Fund LLC currently maintains a NAV of $1.00 per share and distributes income daily in a manner consistent with a registered product compliant with Rule 2a-7 under the 1940 Act. There are no restrictions on the Fund's ability to withdraw investments from Janus Cash Liquidity Fund LLC at will, and there are no unfunded capital commitments due from the Fund to Janus Cash Liquidity Fund LLC. The units of Janus Cash Liquidity Fund LLC are not charged any management fee, sales charge or service fee.

Any purchases and sales, realized gains/losses and recorded dividends from affiliated investments during the year ended June 30, 2016 can be found in a table located in the Notes to Schedule of Investments and Other Information.

Class A Shares include a 5.75% upfront sales charge of the offering price of the Fund. The sales charge is allocated between Janus Distributors and financial intermediaries. During the year ended June 30, 2016, Janus Distributors retained upfront sales charges of $13,914.

A contingent deferred sales charge (“CDSC”) of 1.00% will be deducted with respect to Class A Shares purchased without a sales load and redeemed within 12 months of purchase, unless waived. Any applicable CDSC will be 1.00%

Janus Investment Fund	31

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

of the lesser of the original purchase price or the value of the redemption of the Class A Shares redeemed. During the year ended June 30, 2016, redeeming shareholders of Class A Shares paid CDSCs of $68 to Janus Distributors.

A CDSC of 1.00% will be deducted with respect to Class C Shares redeemed within 12 months of purchase, unless waived. Any applicable CDSC will be 1.00% of the lesser of the original purchase price or the value of the redemption of the Class C Shares redeemed. During the year ended June 30, 2016, redeeming shareholders of Class C Shares paid CDSCs of $806.

As of June 30, 2016, shares of the Fund were owned by Janus Capital and/or other funds advised by Janus Capital, as indicated in the table below:

Class	% of Class Owned		% of Fund Owned
Class A Shares	-%		-%
Class C Shares	-		-
Class D Shares	-	*	-	*
Class I Shares	-		-
Class N Shares	94		15
Class S Shares	2		-	*
Class T Shares	-		-
*Less than 0.50%.

In addition, other shareholders, including other funds, individuals, accounts, as well as the Fund’s portfolio manager(s) and/or investment personnel, may from time to time own (beneficially or of record) a significant percentage of the Fund’s Shares and can be considered to “control” the Fund when that ownership exceeds 25% of the Fund’s assets (and which may differ from control as determined in accordance with accounting principles generally accepted in the United States of America).

4. Federal Income Tax

The tax components of capital shown in the table below represent: (1) distribution requirements the Fund must satisfy under the income tax regulations; (2) losses or deductions the Fund may be able to offset against income and gains realized in future years; and (3) unrealized appreciation or depreciation of investments for federal income tax purposes.

Other book to tax differences primarily consist of deferred compensation and foreign currency contract adjustments. The Fund has elected to treat gains and losses on forward foreign currency contracts as capital gains and losses, if applicable. Other foreign currency gains and losses on debt instruments are treated as ordinary income for federal income tax purposes pursuant to Section 988 of the Internal Revenue Code.

			Loss Deferrals			Net Tax
Undistributed Ordinary Income	Undistributed Long-Term Gains	Accumulated Capital Losses	Late-Year Ordinary Loss	Post-October Capital Loss	Other Book to Tax Differences	Appreciation/ (Depreciation)
$ 4,093,004	$ -	$ (69,133,777)	$ -	$ -	$ (7,736)	$ 59,738,836

32	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

Accumulated capital losses noted below represent net capital loss carryovers, as of June 30, 2016, that may be available to offset future realized capital gains and thereby reduce future taxable gains distributions. Under the Regulated Investment Company Modernization Act of 2010, the Fund is permitted to carry forward capital losses incurred in taxable years beginning after December 22, 2010 for an unlimited period. Losses incurred during those years will be required to be utilized prior to the losses incurred in pre-enactment taxable years. As a result of this ordering rule, pre-enactment capital loss carryforwards may more likely expire unused. Also, post-enactment capital losses that are carried forward will retain their character as either short-term or long-term capital losses rather than being considered all short-term as under previous law. The following table shows these capital loss carryovers.

Capital Loss Carryover Schedule
For the year ended June 30, 2016
	No Expiration
June 30, 2018	Short-Term	Long-Term	Accumulated Capital Losses

$ (65,625,412)	$(3,508,365)	$ -	$ (69,133,777)

The aggregate cost of investments and the composition of unrealized appreciation and depreciation of investment securities for federal income tax purposes as of June 30, 2016 are noted below.

Unrealized appreciation and unrealized depreciation in the table below exclude appreciation/depreciation on foreign currency translations. The primary differences between book and tax appreciation or depreciation of investments are wash sale loss deferrals and investments in partnerships.

Federal Tax Cost	Unrealized Appreciation	Unrealized (Depreciation)	Net Tax Appreciation/ (Depreciation)
$ 419,305,870	$63,007,830	$ (3,268,994)	$ 59,738,836

Income and capital gains distributions are determined in accordance with income tax regulations that may differ from accounting principles generally accepted in the United States of America. These differences are due to differing treatments for items such as net short-term gains, deferral of wash sale losses, foreign currency transactions, net investment losses, and capital loss carryovers. Certain permanent differences such as tax returns of capital and net investment losses noted below have been reclassified to capital.

For the year ended June 30, 2016
Distributions
From Ordinary Income	From Long-Term Capital Gains	Tax Return of Capital	Net Investment Loss
$ 1,084,933	$ -	$ -	$ -

For the year ended June 30, 2015
Distributions
From Ordinary Income	From Long-Term Capital Gains	Tax Return of Capital	Net Investment Loss
$ 7,750,577	$ 23,392,476	$ -	$ -

Permanent book to tax basis differences may result in reclassifications between the components of net assets. These differences have no impact on the results of operations or net assets. The following reclassifications have been made to the Fund:

Increase/(Decrease) to Capital	Increase/(Decrease) to Undistributed Net Investment Income/Loss	Increase/(Decrease) to Undistributed Net Realized Gain/Loss

$ -	$ (44,859)	$ 44,859

Janus Investment Fund	33

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

5. Capital Share Transactions

	Year ended June 30, 2016		Year ended June 30, 2015(1)
	Shares	Amount	Shares	Amount

Class A Shares:
Shares sold	3,018,526	$ 27,622,020	268,823	$ 2,677,809
Shares From the Acquisition (See Note 7)	-	-	793,602	7,407,803
Reinvested dividends and distributions	4,109	37,020	61,449	598,579
Shares repurchased	(895,968)	(8,175,589)	(254,006)	(2,403,094)
Net Increase/(Decrease)	2,126,667	$ 19,483,451	869,868	$ 8,281,097
Class C Shares:
Shares sold	1,935,657	$ 17,364,828	98,334	$ 983,056
Shares From the Acquisition (See Note 7)	-	-	439,433	4,019,189
Reinvested dividends and distributions	1,156	10,194	13,351	128,430
Shares repurchased	(541,892)	(4,838,918)	(127,701)	(1,234,464)
Net Increase/(Decrease)	1,394,921	$ 12,536,104	423,417	$ 3,896,211
Class D Shares:
Shares sold	1,460,738	$ 13,288,703	455,035	$ 4,549,864
Reinvested dividends and distributions	2,165	19,268	38,795	356,138
Shares repurchased	(301,352)	(2,744,176)	(121,952)	(1,202,137)
Net Increase/(Decrease)	1,161,551	$ 10,563,795	371,878	$ 3,703,865
Class I Shares:
Shares sold	12,418,318	$112,907,159	1,204,978	$ 12,105,389
Shares From the Acquisition (See Note 7)	-	-	14,348,474	133,590,028
Reinvested dividends and distributions	21,185	190,664	690,138	6,941,307
Shares repurchased	(6,244,669)	(57,454,906)	(12,894,101)	(144,543,836)
Net Increase/(Decrease)	6,194,834	$ 55,642,917	3,349,489	$ 8,092,888
Class N Shares:
Shares sold	350,259	$ 3,168,445	9,747,550	$109,572,827
Reinvested dividends and distributions	36,589	327,842	1,445,934	14,125,268
Shares repurchased	(1,073,955)	(9,736,251)	(2,869,864)	(37,703,035)
Net Increase/(Decrease)	(687,107)	$ (6,239,964)	8,323,620	$ 85,995,060
Class S Shares:
Shares sold	77,678	$ 708,075	1,159,835	$ 10,924,328
Shares From the Acquisition (See Note 7)	-	-	300,433	2,793,333
Reinvested dividends and distributions	2,113	18,977	29,723	276,382
Shares repurchased	(1,164,877)	(10,456,797)	(54,900)	(500,017)
Net Increase/(Decrease)	(1,085,086)	$ (9,729,745)	1,435,091	$ 13,494,026
Class T Shares:
Shares sold	11,014,761	$ 99,380,114	1,115,400	$ 11,946,817
Shares From the Acquisition (See Note 7)	-	-	7,369,994	67,907,122
Reinvested dividends and distributions	38,718	344,588	819,860	7,988,453
Shares repurchased	(5,568,486)	(49,577,179)	(1,513,427)	(15,073,159)
Net Increase/(Decrease)	5,484,993	$ 50,147,523	7,791,827	$ 72,769,233
(1)	Period from December 22, 2014 (inception date) through June 30, 2015 and October 28, 2014 (inception date) through June 30, 2015 for Class D Shares and Class N Shares, respectively.

6. Purchases and Sales of Investment Securities

For the year ended June 30, 2016, the aggregate cost of purchases and proceeds from sales of investment securities (excluding any short-term securities, short-term options contracts, and in-kind transactions) was as follows:

Purchases of Securities	Proceeds from Sales of Securities	Purchases of Long- Term U.S. Government Obligations	Proceeds from Sales of Long-Term U.S. Government Obligations
$361,588,434	$ 229,500,539	$ -	$ -

34	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Notes to Financial Statements

7. Fund Acquisition

The Board of Trustees of Janus Investment Fund approved an Agreement and Plan of Reorganization that provided for the merger of INTECH U.S. Managed Volatility Fund II (formerly named INTECH U.S. Growth Fund) with and into INTECH U.S. Managed Volatility Fund (the “Merger”), effective at the close of business on April 24, 2015. The Merger was designed to streamline the Janus mutual funds platform by consolidating similar funds. The Merger was tax-free for federal income tax purposes; therefore, shareholders should not realize a tax gain or loss upon receipt of shares issued in connection with the Merger. The table below reflects the Merger activity.

Target Fund’s Shares	Target Fund’s Net	Acquiring Fund’s	Acquiring Fund’s Net		Target Fund’s Unrealized
Outstanding Prior to	Assets Prior to	Shares Issued in	Assets Prior to	Combined Net	Appreciation/(Depreciation)
Merger	Merger	Merger	Merger	Assets after Merger	Prior to Merger
$9,459,900	$215,750,123	$23,255,480	$82,941,918	$298,692,041	$28,997,559

Assuming the Merger had been completed on July 1, 2014, the pro forma results of operations for the year ended June 30, 2015, are as follows:

Net investment income $6,215,220

Net gain/(loss) on investments $79,207,619

Net increase/(decrease) in net assets resulting from operations $85,422,839

8. Subsequent Event

Management has evaluated whether any events or transactions occurred subsequent to June 30, 2016 and through the date of issuance of the Fund’s financial statements and determined that there were no material events or transactions that would require recognition or disclosure in the Fund’s financial statements.

Janus Investment Fund	35

INTECH U.S. Managed Volatility Fund

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Janus Investment Fund and Shareholders of
INTECH U.S. Managed Volatility Fund:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of INTECH U.S. Managed Volatility Fund (one of the funds constituting Janus Investment Fund, hereafter referred to as the “Fund”) at June 30, 2016, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2016 by correspondence with the custodian, transfer agent and brokers, provide a reasonable basis for our opinion.

Denver, Colorado

August 11, 2016

36	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Additional Information (unaudited)

Proxy Voting Policies and Voting Record

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to its portfolio securities is available without charge: (i) upon request, by calling 1-800-525-0020 (toll free); (ii) on the Fund’s website at janus.com/proxyvoting; and (iii) on the SEC’s website at http://www.sec.gov. Additionally, information regarding the Fund’s proxy voting record for the most recent twelve-month period ended June 30 is also available, free of charge, through janus.com/proxyvoting and from the SEC’s website at http://www.sec.gov.

Quarterly Portfolio Holdings

The Fund files its complete portfolio holdings (schedule of investments) with the SEC for the first and third quarters of each fiscal year on Form N-Q within 60 days of the end of such fiscal quarter. The Fund’s Form N-Q: (i) is available on the SEC’s website at http://www.sec.gov; (ii) may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. (information on the Public Reference Room may be obtained by calling 1-800-SEC-0330); and (iii) is available without charge, upon request, by calling Janus at 1-800-525-0020 (toll free).

APPROVAL OF ADVISORY AGREEMENTS DURING THE PERIOD

The Trustees of Janus Investment Fund and Janus Aspen Series, each of whom serves as an “independent” Trustee (the “Trustees”), oversee the management of each Fund of Janus Investment Fund and each Portfolio of Janus Aspen Series (each, a “Fund” and collectively, the “Funds”), and as required by law, determine annually whether to continue the investment advisory agreement for each Fund and the subadvisory agreements for the 16 Funds that utilize subadvisers.

In connection with their most recent consideration of those agreements for each Fund, the Trustees received and reviewed information provided by Janus Capital and the respective subadvisers in response to requests of the Trustees and their independent legal counsel. They also received and reviewed information and analysis provided by, and in response to requests of, their independent fee consultant. Throughout their consideration of the agreements, the Trustees were advised by their independent legal counsel. The Trustees met with management to consider the agreements, and also met separately in executive session with their independent legal counsel and their independent fee consultant.

At a meeting held on December 9, 2015, based on the Trustees’ evaluation of the information provided by Janus Capital, the subadvisers, and the independent fee consultant, as well as other information, the Trustees determined that the overall arrangements between each Fund and Janus Capital and each subadviser, as applicable, were fair and reasonable in light of the nature, extent and quality of the services provided by Janus Capital, its affiliates and the subadvisers, the fees charged for those services, and other matters that the Trustees considered relevant in the exercise of their business judgment. At that meeting, the Trustees unanimously approved the continuation of the investment advisory agreement for each Fund, and the subadvisory agreement for each subadvised Fund, for the period from either January 1 or February 1, 2016 through January 1 or February 1, 2017, respectively, subject to earlier termination as provided for in each agreement.

In considering the continuation of those agreements, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors described below, none of which by itself was considered dispositive. However, the material factors and conclusions that formed the basis for the Trustees’ determination to approve the continuation of the agreements are discussed separately below. Also included is a summary of the independent fee consultant’s conclusions and opinions that arose during, and were included as part of, the Trustees’ consideration of the agreements. “Management fees,” as used herein, reflect actual annual advisory fees and any administration fees (excluding out of pocket costs), net of any waivers.

Nature, Extent and Quality of Services

The Trustees reviewed the nature, extent and quality of the services provided by Janus Capital and the subadvisers to the Funds, taking into account the investment objective, strategies and policies of each Fund, and the knowledge the Trustees gained from their regular meetings with management on at least a quarterly basis and their ongoing review of information related to the Funds. In addition, the Trustees reviewed the resources and key personnel of Janus Capital and each subadviser, particularly noting those employees who provide investment and risk management services to the Funds. The Trustees also considered other services provided to the Funds by Janus Capital or the subadvisers, such as managing the execution of portfolio transactions and the selection of broker-dealers for those transactions. The Trustees considered Janus Capital’s role as administrator to the Funds, noting that Janus Capital does not receive a fee

Janus Investment Fund	37

INTECH U.S. Managed Volatility Fund

Additional Information (unaudited)

for its services but is reimbursed for its out-of-pocket costs. The Trustees considered the role of Janus Capital in monitoring adherence to the Funds’ investment restrictions, providing support services for the Trustees and Trustee committees, and overseeing communications with shareholders and the activities of other service providers, including monitoring compliance with various policies and procedures of the Funds and with applicable securities laws and regulations.

In this regard, the independent fee consultant noted that Janus Capital provides a number of different services for the Funds and Fund shareholders, ranging from investment management services to various other servicing functions, and that, in its opinion, Janus Capital is a capable provider of those services. The independent fee consultant also provided its belief that Janus Capital has developed a number of institutional competitive advantages that should enable it to provide superior investment and service performance over the long term.

The Trustees concluded that the nature, extent and quality of the services provided by Janus Capital or the subadviser to each Fund were appropriate and consistent with the terms of the respective advisory and subadvisory agreements, and that, taking into account steps taken to address those Funds whose performance lagged that of their peers for certain periods, the Funds were likely to benefit from the continued provision of those services. They also concluded that Janus Capital and each subadviser had sufficient personnel, with the appropriate education and experience, to serve the Funds effectively and had demonstrated its ability to attract well-qualified personnel.

Performance of the Funds

The Trustees considered the performance results of each Fund over various time periods. They noted that they considered Fund performance data throughout the year, including periodic meetings with each Fund’s portfolio manager(s), and also reviewed information comparing each Fund’s performance with the performance of comparable funds and peer groups identified by Broadridge Financial Solutions, Inc. (“Broadridge”), an independent data provider, and with the Fund’s benchmark index. In this regard, the independent fee consultant found that the overall Funds’ performance has been strong: for the 36 months ended September 30, 2015, approximately 70% of the Funds were in the top two Broadridge quartiles of performance, and for the 12 months ended September 30, 2015, approximately 61% of the Funds were in the top two Broadridge quartiles of performance.

The Trustees considered the performance of each Fund, noting that performance may vary by share class, and noted the following:

Fixed-Income Funds and Money Market Funds

• For Janus Flexible Bond Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Global Bond Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Unconstrained Bond Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, the steps Janus Capital had taken or was taking to improve performance, and its limited performance history.

• For Janus High-Yield Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Multi-Sector Income Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Real Return Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

38	JUNE 30, 2016

INTECH U.S. Managed Volatility Fund

Additional Information (unaudited)

• For Janus Short-Term Bond Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Government Money Market Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance.

• For Janus Money Market Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance.

Asset Allocation Funds

• For Janus Global Allocation Fund – Conservative, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Allocation Fund – Growth, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Global Allocation Fund – Moderate, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

Alternative Fund

• For Janus Diversified Alternatives Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 12 months ended May 31, 2015.

Value Funds

• For Perkins International Value Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Perkins Global Value Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Large Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Mid Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Select Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital and Perkins had taken or were taking to improve performance, and that the performance trend was improving.

Janus Investment Fund	39

INTECH U.S. Managed Volatility Fund

Additional Information (unaudited)

• For Perkins Small Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital and Perkins had taken or were taking to improve performance, and that the performance trend was improving.

• For Perkins Value Plus Income Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

Mathematical Funds

• For INTECH Emerging Markets Managed Volatility Fund, the Trustees noted that, due to limited performance for the Fund, performance history was not a material factor.

• For INTECH Global Income Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For INTECH International Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital and INTECH had taken or were taking to improve performance.

• For INTECH U.S. Core Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For INTECH U.S. Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

Growth and Core Funds

• For Janus Balanced Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Contrarian Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Enterprise Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Forty Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Growth and Income Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and in the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Research Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

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Additional Information (unaudited)

• For Janus Triton Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Twenty Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Venture Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

Global and International Funds

• For Janus Asia Equity Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital had taken or was taking to improve performance, and that the performance trend was improving.

• For Janus Emerging Markets Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Life Sciences Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Real Estate Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Research Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Select Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Technology Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus International Equity Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Overseas Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

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Additional Information (unaudited)

Janus Aspen Series

• For Janus Aspen Balanced Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Enterprise Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Flexible Bond Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Forty Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Allocation Portfolio – Moderate, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Research Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Technology Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Unconstrained Bond Portfolio, the Trustees noted that, due to limited performance for the Fund, performance history was not a material factor.

• For Janus Aspen INTECH U.S. Low Volatility Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Janus Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Overseas Portfolio, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Aspen Perkins Mid Cap Value Portfolio, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

In consideration of each Fund’s performance, the Trustees concluded that, taking into account the factors relevant to performance, as well as other considerations, including steps taken to improve performance, the Fund’s performance warranted continuation of the Fund’s investment advisory and subadvisory agreement(s).

Costs of Services Provided

The Trustees examined information regarding the fees and expenses of each Fund in comparison to similar information for other comparable funds as provided by Broadridge, an independent data provider. They also reviewed an analysis of that information provided by their independent fee consultant and noted that the rate of management (investment advisory and any administration, but excluding out-of-pocket costs) fees for many of the Funds, after applicable waivers,

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Additional Information (unaudited)

was below the mean management fee rate of the respective peer group of funds selected by an independent data provider. The Trustees also examined information regarding the subadvisory fees charged for subadvisory services, as applicable, noting that all such fees were paid by Janus Capital out of its management fees collected from such Fund.

The independent fee consultant provided its belief that the management fees charged by Janus Capital to each of the Funds under the current investment advisory and administration agreements are reasonable in relation to the services provided by Janus Capital. The independent fee consultant found: (1) the total expenses and management fees of the Funds to be reasonable relative to other mutual funds; (2) total expenses, on average, were 14% below the mean total expenses of their respective Broadridge Expense Group peers and 24% below the mean total expenses for their Broadridge Expense Universes; (3) management fees for the Funds, on average, were 15% below the mean management fees for their Expense Groups and 19% below the mean for their Expense Universes; and (4) Fund expenses at the functional level for each asset and share class category were reasonable. The Trustees also considered the total expenses for each share class of each Fund compared to the mean total expenses for its Broadridge Expense Group peers and to mean total expenses for its Broadridge Expense Universe.

The independent fee consultant concluded that, based on its strategic review of expenses at the complex, category and individual fund level, Fund expenses were found to be reasonable relative to both Expense Group and Expense Universe benchmarks. Further, for certain Funds, the independent fee consultant also performed a systematic “focus list” analysis of expenses in the context of the performance or service delivered to each set of investors in each share class in each selected Fund. Based on this analysis, the independent fee consultant found that the combination of service quality/performance and expenses on these individual Funds and share classes were reasonable in light of performance trends, performance histories, and existence of performance fees, breakpoints, and expense waivers on such Funds.

The Trustees considered the methodology used by Janus Capital and each subadviser in determining compensation payable to portfolio managers, the competitive environment for investment management talent, and the competitive market for mutual funds in different distribution channels.

The Trustees also reviewed management fees charged by Janus Capital and each subadviser to comparable separate account clients and to comparable non-affiliated funds subadvised by Janus Capital or by a subadviser (for which Janus Capital or the subadviser provides only or primarily portfolio management services). Although in most instances subadvisory and separate account fee rates for various investment strategies were lower than management fee rates for Funds having a similar strategy, the Trustees considered that Janus Capital noted that, under the terms of the management agreements with the Funds, Janus Capital performs significant additional services for the Funds that it does not provide to those other clients, including administration services, oversight of the Funds’ other service providers, trustee support, regulatory compliance and numerous other services, and that, in serving the Funds, Janus Capital assumes many legal risks and other costs that it does not assume in servicing its other clients. Moreover, they noted that the independent fee consultant found that: (1) the management fees Janus Capital charges to the Funds are reasonable in relation to the management fees Janus Capital charges to its institutional and subadvised accounts; (2) these institutional and subadvised accounts have different service and infrastructure needs; (3) the average spread between management fees charged to the Funds and those charged to Janus Capital’s institutional accounts is reasonable relative to the average spreads seen in the industry; and (4) by one estimation methodology, the fee margins implied by Janus Capital’s subadvised fees when compared to its mutual fund fees are reasonable relative to the estimated fee margins in the industry and relative to estimated fee margins of fund managers using Janus Capital as a subadviser.

The Trustees considered the fees for each Fund for its fiscal year ended in 2014, and noted the following with regard to each Fund’s total expenses, net of applicable fee waivers (the Fund’s “total expenses”):

Fixed-Income Funds and Money Market Funds

• For Janus Flexible Bond Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

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INTECH U.S. Managed Volatility Fund

Additional Information (unaudited)

• For Janus Global Bond Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Unconstrained Bond Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus High-Yield Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Multi-Sector Income Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus has contractually agreed to limit the Fund’s expenses.

• For Janus Real Return Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for all share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Short-Term Bond Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for all share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Government Money Market Fund, the Trustees noted that the Fund’s total expenses exceeded the peer group mean for both share classes. The Trustees considered that management fees for this Fund are higher than the peer group mean due to the Fund’s management fee including other costs, such as custody and transfer agent services, while many funds in the peer group pay these expenses separately from their management fee. In addition, the Trustees considered that Janus Capital voluntarily waives one-half of its advisory fee and other expenses in order to maintain a positive yield.

• For Janus Money Market Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes. In addition, the Trustees considered that Janus Capital voluntarily waives one-half of its advisory fee and other expenses in order to maintain a positive yield.

Asset Allocation Funds

• For Janus Global Allocation Fund – Conservative, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Allocation Fund – Growth, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Allocation Fund – Moderate, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

Alternative Fund

• For Janus Diversified Alternatives Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

Value Funds

• For Perkins International Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Global Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable.

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Additional Information (unaudited)

• For Perkins Large Cap Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Mid Cap Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Perkins Select Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Small Cap Value Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Perkins Value Plus Income Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

Mathematical Funds

• For INTECH Emerging Markets Managed Volatility Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For INTECH Global Income Managed Volatility Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For INTECH International Managed Volatility Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For INTECH U.S. Core Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For INTECH U.S. Managed Volatility Fund, the Trustees noted that the Fund’s total expenses exceeded the peer group mean for one share class. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

Growth and Core Funds

• For Janus Balanced Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Contrarian Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Enterprise Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Forty Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

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Additional Information (unaudited)

• For Janus Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Growth and Income Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Research Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Triton Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Twenty Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Venture Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

Global and International Funds

• For Janus Asia Equity Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Emerging Markets Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Life Sciences Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Real Estate Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Research Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Select Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Technology Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus International Equity Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Overseas Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

Janus Aspen Series

• For Janus Aspen Balanced Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

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Additional Information (unaudited)

• For Janus Aspen Enterprise Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Flexible Bond Portfolio, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

• For Janus Aspen Forty Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Allocation Portfolio - Moderate, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for both share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Aspen Global Research Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Technology Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Unconstrained Bond Portfolio, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for both share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

• For Janus Aspen INTECH U.S. Low Volatility Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for its sole share class.

• For Janus Aspen Janus Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Overseas Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Perkins Mid Cap Value Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

The Trustees reviewed information on the profitability to Janus Capital and its affiliates of their relationships with each Fund, as well as an explanation of the methodology utilized by Janus Capital when allocating various expenses of Janus Capital and its affiliates with respect to contractual relationships with the Funds and other clients. The Trustees also reviewed the financial statements and corporate structure of Janus Capital’s parent company. In their review, the Trustees considered whether Janus Capital and each subadviser receive adequate incentives and resources to manage the Funds effectively. The Trustees recognized that profitability comparisons among fund managers are difficult because very little comparative information is publicly available, and the profitability of any fund manager is affected by numerous factors, including the organizational structure of the particular fund manager, the types of funds and other accounts it manages, possible other lines of business, the methodology for allocating expenses, and the fund manager’s capital structure and cost of capital. However, taking into account those factors and the analysis provided by the Trustees’ independent fee consultant, and based on the information available, the Trustees concluded that Janus Capital’s profitability with respect to each Fund in relation to the services rendered was reasonable.

The independent fee consultant found that, while assessing the reasonableness of expenses in light of Janus Capital’s profits is dependent on comparisons with other publicly-traded mutual fund advisers, and that these comparisons are limited in accuracy by differences in complex size, business mix, institutional account orientation, and other factors, after accepting these limitations, the level of profit earned by Janus Capital from managing the Funds is reasonable.

The Trustees concluded that the management fees payable by each Fund to Janus Capital and its affiliates, as well as the fees paid by Janus Capital to the subadvisers of subadvised Funds, were reasonable in relation to the nature, extent, and quality of the services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies, the fees Janus Capital and the subadvisers charge to other clients, and, as applicable, the impact of fund performance on management fees payable by the Funds. The Trustees also concluded that each Fund’s total expenses were reasonable, taking into account the size of the Fund, the quality of services

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INTECH U.S. Managed Volatility Fund

Additional Information (unaudited)

provided by Janus Capital and any subadviser, the investment performance of the Fund, and any expense limitations agreed to or provided by Janus Capital.

Economies of Scale

The Trustees considered information about the potential for Janus Capital to realize economies of scale as the assets of the Funds increase. They noted that their independent fee consultant provided an analysis of economies of scale, which included discussion of analysis from prior years. They also noted that, although many Funds pay advisory fees at a base fixed rate as a percentage of net assets, without any breakpoints, their independent fee consultant concluded that 85% of these Funds have contractual management fees (gross of waivers) below their Broadridge expense group averages and, overall, 80% of the Funds are below their respective expense group averages for contractual management fees. They also noted that for those Funds whose expenses are being reduced by the contractual expense limitations of Janus Capital, Janus Capital is subsidizing the Funds because they have not reached adequate scale. Moreover, as the assets of some of the Funds have declined in the past few years, certain Funds have benefited from having advisory fee rates that have remained constant rather than increasing as assets declined. In addition, performance fee structures have been implemented for various Funds that have caused the effective rate of advisory fees payable by such a Fund to vary depending on the investment performance of the Fund relative to its benchmark index over the measurement period; and a few Funds have fee schedules with breakpoints and reduced fee rates above certain asset levels. The Trustees also noted that the Funds share directly in economies of scale through the lower charges of third-party service providers that are based in part on the combined scale of all of the Funds. Based on all of the information they reviewed, including research and analysis conducted by the Trustees’ independent fee consultant, the Trustees concluded that the current fee structure of each Fund was reasonable and that the current rates of fees do reflect a sharing between Janus Capital and the Fund of any economies of scale that may be present at the current asset level of the Fund.

The independent fee consultant concluded that, given the limitations of various analytical approaches to economies of scale considered in prior years, and their conflicting results, its analyses could not confirm or deny the existence of economies of scale in the Janus complex. Further, the independent fee consultant provided its belief that Fund investors are well-served by the fee levels and performance fee structures in place on the Funds in light of any economies of scale that may be present at Janus Capital.

Other Benefits to Janus Capital

The Trustees also considered benefits that accrue to Janus Capital and its affiliates and subadvisers to the Funds from their relationships with the Funds. They recognized that two affiliates of Janus Capital separately serve the Funds as transfer agent and distributor, respectively, and the transfer agent receives compensation directly from the non-money market funds for services provided. The Trustees also considered Janus Capital’s past and proposed use of commissions paid by the Funds on portfolio brokerage transactions to obtain proprietary and third-party research products and services benefiting the Fund and/or other clients of Janus Capital and/or Janus Capital, and/or a subadviser to a Fund. The Trustees concluded that Janus Capital’s and the subadvisers’ use of these types of client commission arrangements to obtain proprietary and third-party research products and services was consistent with regulatory requirements and guidelines and was likely to benefit each Fund. The Trustees also concluded that, other than the services provided by Janus Capital and its affiliates and subadvisers pursuant to the agreements and the fees to be paid by each Fund therefor, the Funds and Janus Capital and the subadvisers may potentially benefit from their relationship with each other in other ways. They concluded that Janus Capital and/or the subadvisers benefits from the receipt of research products and services acquired through commissions paid on portfolio transactions of the Funds and that the Funds benefit from Janus Capital’s and/or the subadvisers’ receipt of those products and services as well as research products and services acquired through commissions paid by other clients of Janus Capital and/or other clients of the subadvisers. They further concluded that the success of any Fund could attract other business to Janus Capital, the subadvisers or other Janus funds, and that the success of Janus Capital and the subadvisers could enhance Janus Capital’s and the subadvisers’ ability to serve the Funds.

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Useful Information About Your Fund Report (unaudited)

Management Commentary

The Management Commentary in this report includes valuable insight as well as statistical information to help you understand how your Fund’s performance and characteristics stack up against those of comparable indices.

If the Fund invests in foreign securities, this report may include information about country exposure. Country exposure is based primarily on the country of risk. A company may be allocated to a country based on other factors such as location of the company’s principal office, the location of the principal trading market for the company’s securities, or the country where a majority of the company’s revenues are derived.

Please keep in mind that the opinions expressed in the Management Commentary are just that: opinions. They are a reflection based on best judgment at the time this report was compiled, which was June 30, 2016. As the investing environment changes, so could opinions. These views are unique and are not necessarily shared by fellow employees or by Janus in general.

Performance Overviews

Performance overview graphs compare the performance of a hypothetical $10,000 investment in the Fund with one or more widely used market indices. When comparing the performance of the Fund with an index, keep in mind that market indices are not available for investment and do not reflect deduction of expenses.

Average annual total returns are quoted for a Fund with more than one year of performance history. Average annual total return is calculated by taking the growth or decline in value of an investment over a period of time, including reinvestment of dividends and distributions, then calculating the annual compounded percentage rate that would have produced the same result had the rate of growth been constant throughout the period. Average annual total return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares.

Cumulative total returns are quoted for a Fund with less than one year of performance history. Cumulative total return is the growth or decline in value of an investment over time, independent of the period of time involved. Cumulative total return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares.

Pursuant to federal securities rules, expense ratios shown in the performance chart reflect subsidized (if applicable) and unsubsidized ratios. The total annual fund operating expenses ratio is gross of any fee waivers, reflecting the Fund’s unsubsidized expense ratio. The net annual fund operating expenses ratio (if applicable) includes contractual waivers of Janus Capital and reflects the Fund’s subsidized expense ratio. Ratios may be higher or lower than those shown in the “Financial Highlights” in this report.

Schedule of Investments

Following the performance overview section is the Fund’s Schedule of Investments. This schedule reports the types of securities held in the Fund on the last day of the reporting period. Securities are usually listed by type (common stock, corporate bonds, U.S. Government obligations, etc.) and by industry classification (banking, communications, insurance, etc.). Holdings are subject to change without notice.

The value of each security is quoted as of the last day of the reporting period. The value of securities denominated in foreign currencies is converted into U.S. dollars.

If the Fund invests in foreign securities, it will also provide a summary of investments by country. This summary reports the Fund exposure to different countries by providing the percentage of securities invested in each country. The country of each security represents the country of risk. The Fund’s Schedule of Investments relies upon the industry group and country classifications published by Barclays and/or MSCI Inc.

Tables listing details of individual forward currency contracts, futures, written options, swaptions, and swaps follow the Fund’s Schedule of Investments (if applicable).

Statement of Assets and Liabilities

This statement is often referred to as the “balance sheet.” It lists the assets and liabilities of the Fund on the last day of the reporting period.

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Useful Information About Your Fund Report (unaudited)

The Fund’s assets are calculated by adding the value of the securities owned, the receivable for securities sold but not yet settled, the receivable for dividends declared but not yet received on securities owned, and the receivable for Fund shares sold to investors but not yet settled. The Fund’s liabilities include payables for securities purchased but not yet settled, Fund shares redeemed but not yet paid, and expenses owed but not yet paid. Additionally, there may be other assets and liabilities such as unrealized gain or loss on forward currency contracts.

The section entitled “Net Assets Consist of” breaks down the components of the Fund’s net assets. Because the Fund must distribute substantially all earnings, you will notice that a significant portion of net assets is shareholder capital.

The last section of this statement reports the net asset value (“NAV”) per share on the last day of the reporting period. The NAV is calculated by dividing the Fund’s net assets for each share class (assets minus liabilities) by the number of shares outstanding.

Statement of Operations

This statement details the Fund’s income, expenses, realized gains and losses on securities and currency transactions, and changes in unrealized appreciation or depreciation of Fund holdings.

The first section in this statement, entitled “Investment Income,” reports the dividends earned from securities and interest earned from interest-bearing securities in the Fund.

The next section reports the expenses incurred by the Fund, including the advisory fee paid to the investment adviser, transfer agent fees and expenses, and printing and postage for mailing statements, financial reports and prospectuses. Expense offsets and expense reimbursements, if any, are also shown.

The last section lists the amounts of realized gains or losses from investment and foreign currency transactions, and changes in unrealized appreciation or depreciation of investments and foreign currency-denominated assets and liabilities. The Fund will realize a gain (or loss) when it sells its position in a particular security. A change in unrealized gain (or loss) refers to the change in net appreciation or depreciation of the Fund during the reporting period. “Net Realized and Unrealized Gain/(Loss) on Investments” is affected both by changes in the market value of Fund holdings and by gains (or losses) realized during the reporting period.

Statements of Changes in Net Assets

These statements report the increase or decrease in the Fund’s net assets during the reporting period. Changes in the Fund’s net assets are attributable to investment operations, dividends and distributions to investors, and capital share transactions. This is important to investors because it shows exactly what caused the Fund’s net asset size to change during the period.

The first section summarizes the information from the Statement of Operations regarding changes in net assets due to the Fund’s investment operations. The Fund’s net assets may also change as a result of dividend and capital gains distributions to investors. If investors receive their dividends and/or distributions in cash, money is taken out of the Fund to pay the dividend and/or distribution. If investors reinvest their dividends and/or distributions, the Fund’s net assets will not be affected. If you compare the Fund’s “Net Decrease from Dividends and Distributions” to “Reinvested Dividends and Distributions,” you will notice that dividends and distributions have little effect on the Fund’s net assets. This is because the majority of the Fund’s investors reinvest their dividends and/or distributions.

The reinvestment of dividends and distributions is included under “Capital Share Transactions.” “Capital Shares” refers to the money investors contribute to the Fund through purchases or withdrawals via redemptions. The Fund’s net assets will increase and decrease in value as investors purchase and redeem shares from the Fund.

Financial Highlights

This schedule provides a per-share breakdown of the components that affect the Fund’s NAV for current and past reporting periods as well as total return, asset size, ratios, and portfolio turnover rate.

The first line in the table reflects the NAV per share at the beginning of the reporting period. The next line reports the net investment income/(loss) per share. Following is the per share total of net gains/(losses), realized and unrealized. Per share dividends and distributions to investors are then subtracted to arrive at the NAV per share at the end of the period. The next line reflects the total return for the period. Also included are ratios of expenses and net investment income to average net assets.

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Useful Information About Your Fund Report (unaudited)

The Fund’s expenses may be reduced through expense offsets and expense reimbursements. The ratios shown reflect expenses before and after any such offsets and reimbursements.

The ratio of net investment income/(loss) summarizes the income earned less expenses, divided by the average net assets of the Fund during the reporting period. Do not confuse this ratio with the Fund’s yield. The net investment income ratio is not a true measure of the Fund’s yield because it does not take into account the dividends distributed to the Fund’s investors.

The next figure is the portfolio turnover rate, which measures the buying and selling activity in the Fund. Portfolio turnover is affected by market conditions, changes in the asset size of the Fund, fluctuating volume of shareholder purchase and redemption orders, the nature of the Fund’s investments, and the investment style and/or outlook of the portfolio manager(s) and/or investment personnel. A 100% rate implies that an amount equal to the value of the entire portfolio was replaced once during the fiscal year; a 50% rate means that an amount equal to the value of half the portfolio is traded in a year; and a 200% rate means that an amount equal to the value of the entire portfolio is traded every six months.

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Shareholder Meeting (unaudited)

A Special Meeting of Shareholders of the Fund was held on June 14, 2016. At the meeting, the following matter was voted on and approved by the Shareholders. Each whole or fractional vote reported represents one whole or fractional dollar of net asset value held on the record date for the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal

To elect eight Trustees, each of whom is considered “independent.”

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Designation Requirements (unaudited)

For federal income tax purposes, the Fund designated the following for the year ended June 30, 2016:

Dividends Received Deduction Percentage	100%
Qualified Dividend Income Percentage	100%

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INTECH U.S. Managed Volatility Fund

Trustees and Officers (unaudited)

The Fund’s Statement of Additional Information includes additional information about the Trustees and officers and is available, without charge, by calling 1-877-335-2687.

The following are the Trustees and officers of the Trust, together with a brief description of their principal occupations during the last five years (principal occupations for certain Trustees may include periods over five years).

Each Trustee has served in that capacity since he or she was originally elected or appointed. The Trustees do not serve a specified term of office. Each Trustee will hold office until the termination of the Trust or his or her earlier death, resignation, retirement, incapacity, or removal. Under the Fund’s Governance Procedures and Guidelines, the policy is for Trustees to retire no later than the end of the calendar year in which the Trustee turns 75. The Trustees review the Fund’s Governance Procedures and Guidelines from time to time and may make changes they deem appropriate. The Fund’s Nominating and Governance Committee will consider nominees for the position of Trustee recommended by shareholders. Shareholders may submit the name of a candidate for consideration by the Committee by submitting their recommendations to the Trust’s Secretary. Each Trustee is currently a Trustee of one other registered investment company advised by Janus Capital: Janus Aspen Series. Collectively, these two registered investment companies consist of 58 series or funds.

The Trust’s officers are elected annually by the Trustees for a one-year term. Certain officers also serve as officers of Janus Aspen Series. Certain officers of the Fund may also be officers and/or directors of Janus Capital. Fund officers receive no compensation from the Fund, except for the Fund’s Chief Compliance Officer, as authorized by the Trustees.

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
William F. McCalpin 151 Detroit Street Denver, CO 80206 DOB: 1957	Chairman Trustee	1/08-Present 6/02-Present	Managing Director, Holos Consulting LLC (provides consulting services to foundations and other nonprofit organizations). Formerly, Chief Executive Officer, Imprint Capital (impact investment firm) (2013-2015) and Executive Vice President and Chief Operating Officer of The Rockefeller Brothers Fund (a private family foundation) (1998-2006).	58

Chairman of the Board and Director of The Investment Fund for Foundations Investment Program (TIP) (consisting of 2 funds), and Director of the F.B. Heron Foundation (a private grantmaking foundation).

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Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Alan A. Brown 151 Detroit Street Denver, CO 80206 DOB: 1962	Trustee	1/13-Present	Executive Vice President, Institutional Markets, of Dividend Capital Group (private equity real estate investment management firm) (since 2012). Formerly, Executive Vice President and Co-Head, Global Private Client Group (2007-2010), Executive Vice President, Mutual Funds (2005-2007), and Chief Marketing Officer (2001-2005) of Nuveen Investments, Inc. (asset management).	58

Director of MotiveQuest LLC (strategic social market research company) (since 2003), and Director of WTTW (PBS affiliate) (since 2003). Formerly, Director of Nuveen Global Investors LLC (2007-2011); Director of Communities in Schools (2004-2010); and Director of Mutual Fund Education Alliance (until 2010).

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Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
William D. Cvengros 151 Detroit Street Denver, CO 80206 DOB: 1948	Trustee	1/11-Present	Managing Member and Chief Executive Officer of SJC Capital, LLC (a personal investment company and consulting firm) (since 2002). Formerly, Venture Partner for The Edgewater Funds (a middle market private equity firm) (2002-2004); Chief Executive Officer and President of PIMCO Advisors Holdings L.P. (a publicly traded investment management firm) (1994-2000); and Chief Investment Officer of Pacific Life Insurance Company (a mutual life insurance and annuity company) (1987-1994).	58

Advisory Board Member, Innovate Partners Emerging Growth and Equity Fund I (early stage venture capital fund) (since 2014) and Managing Trustee of National Retirement Partners Liquidating Trust (since 2013). Formerly, Chairman, National Retirement Partners, Inc. (formerly a network of advisors to 401(k) plans) (2005-2013); Director of Prospect Acquisition Corp. (a special purpose acquisition corporation) (2007-2009); Director of RemedyTemp, Inc. (temporary help services company) (1996-2006); and Trustee of PIMCO Funds Multi-Manager Series (1990-2000) and Pacific Life Variable Life & Annuity Trusts (1987-1994).

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Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Raudline Etienne 151 Detroit Street Denver, CO 80206 DOB: 1965	Trustee	6/16-Present	Senior Advisor, Albright Stonebridge Group LLC (global strategy firm) (since 2016). Formerly, Senior Vice President (2011-2015), Albright Stonebridge Group LLC; and Deputy Comptroller and Chief Investment Officer, New York State Common Retirement Fund (public pension fund) (2008-2011).	58	Director of Brightwood Capital Advisors, LLC (since 2014).
Gary A. Poliner 151 Detroit Street Denver, CO 80206 DOB: 1953	Trustee	6/16-Present	Retired. Formerly, President (2010-2013) and Executive Vice President and Chief Risk Officer (2009-2012) of Northwestern Mutual Life Insurance Company.	58

Director of MGIC Investment Corporation (private mortgage insurance) (since 2013) and West Bend Mutual Insurance Company (property/casualty insurance) (since 2013). Formerly, Trustee of Northwestern Mutual Life Insurance Company (2010-2013); Chairman and Director of Northwestern Mutual Series Fund, Inc. (2010-2012); and Director of Frank Russell Company (global asset management firm) (2008-2013).

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Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
James T. Rothe 151 Detroit Street Denver, CO 80206 DOB: 1943	Trustee	1/97-Present	Co-founder and Managing Director of Roaring Fork Capital SBIC, L.P. (SBA SBIC fund focusing on private investment in public equity firms), and Professor Emeritus of Business of the University of Colorado, Colorado Springs, CO (since 2004). Formerly, Professor of Business of the University of Colorado (2002-2004), and Distinguished Visiting Professor of Business (2001-2002) of Thunderbird (American Graduate School of International Management), Glendale, AZ.	58	Formerly, Director of Red Robin Gourmet Burgers, Inc. (RRGB) (2004- 2014).
William D. Stewart 151 Detroit Street Denver, CO 80206 DOB: 1944	Trustee	6/84-Present	Retired. Formerly, Corporate Vice President and General Manager of MKS Instruments - HPS Products, Boulder, CO (a manufacturer of vacuum fittings and valves) and PMFC Division, Andover, MA (manufacturing pressure measurement and flow products) (1976-2012).	58	None

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Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Linda S. Wolf 151 Detroit Street Denver, CO 80206 DOB: 1947	Trustee	11/05-Present	Retired. Formerly, Chairman and Chief Executive Officer of Leo Burnett (Worldwide) (advertising agency) (2001-2005).	58

Director of Chicago Community Trust (Regional Community Foundation), Chicago Council on Global Affairs, InnerWorkings (U.S. provider of print procurement solutions to corporate clients), Lurie Children’s Hospital (Chicago, IL), Rehabilitation Institute of Chicago, Walmart, and Wrapports, LLC (digital communications company). Formerly, Director of Chicago Convention & Tourism Bureau (until 2014) and The Field Museum of Natural History (Chicago, IL) (until 2014).

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Trustees and Officers (unaudited)

OFFICERS
Name, Address, and Age	Positions Held with the Trust	Term of Office* and Length of Time Served	Principal Occupations During the Past Five Years
Bruce L. Koepfgen 151 Detroit Street Denver, CO 80206 DOB: 1952	President and Chief Executive Officer	7/14-Present

President of Janus Capital Group Inc. and Janus Capital Management LLC (since 2013); Executive Vice President and Director of Janus International Holding LLC (since 2011); Executive Vice President of Janus Distributors LLC (since 2011); Executive Vice President and Working Director of INTECH Investment Management LLC (since 2011); Executive Vice President and Director of Perkins Investment Management LLC (since 2011); and Executive Vice President and Director of Janus Management Holdings Corporation (since 2011). Formerly, Executive Vice President of Janus Services LLC (2011-2015), Janus Capital Group Inc. and Janus Capital Management LLC (2011-2013); and Chief Financial Officer of Janus Capital Group Inc., Janus Capital Management LLC, Janus Distributors LLC, Janus Management Holdings Corporation, and Janus Services LLC (2011-2013).

David R. Kowalski 151 Detroit Street Denver, CO 80206 DOB: 1957	Vice President, Chief Compliance Officer, and Anti-Money Laundering Officer	6/02-Present

Senior Vice President and Chief Compliance Officer of Janus Capital, Janus Distributors LLC, and Janus Services LLC; Vice President of INTECH Investment Management LLC and Perkins Investment Management LLC; and Director of The Janus Foundation.

Jesper Nergaard 151 Detroit Street Denver, CO 80206 DOB: 1962	Chief Financial Officer Vice President, Treasurer, and Principal Accounting Officer	3/05-Present 2/05-Present	Vice President of Janus Capital and Janus Services LLC.
Michelle Rosenberg 151 Detroit Street Denver, CO 80206 DOB: 1973	Vice President, Chief Legal Counsel, and Secretary	6/16-Present	Senior Vice President, Deputy General Counsel, and Secretary of Janus Capital, Janus Distributors LLC, and Janus Services LLC.

* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

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Notes

NotesPage1

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Janus provides access to a wide range of investment disciplines.

Alternative

Janus alternative funds seek to deliver strong risk-adjusted returns over a full market cycle with lower correlation to equity markets than traditional investments.

Asset Allocation

Janus’ asset allocation funds utilize our fundamental, bottom-up research to balance risk over the long term. From fund options that meet investors’ risk tolerance and objectives to a method that incorporates non-traditional investment choices to seek non-correlated sources of risk and return, Janus’ asset allocation funds aim to allocate risk more effectively.

Fixed Income

Janus fixed income funds attempt to provide less risk relative to equities while seeking to deliver a competitive total return through high current income and appreciation. Janus money market funds seek capital preservation and liquidity with current income as a secondary objective.

Global & International

Janus global and international funds seek to leverage Janus’ research capabilities by taking advantage of inefficiencies in foreign markets, where accurate information and analytical insight are often at a premium.

Growth & Core

Janus growth funds focus on companies believed to be the leaders in their respective industries, with solid management teams, expanding market share, margins and efficiencies. Janus core funds seek investments in more stable and predictable companies. Our core funds look for a strategic combination of steady growth and, for certain funds, some degree of income.

Mathematical

Our mathematical funds seek to outperform their respective indices while maintaining a risk profile equal to or lower than the index itself. Managed by INTECH® (a Janus subsidiary), these funds use a mathematical process in an attempt to build a more “efficient” portfolio than the index.

Value

Our value funds, managed by Perkins® (a Janus subsidiary), seek to identify companies with favorable reward to risk characteristics by conducting rigorous downside analysis before determining upside potential.

For more information about our funds, contact your investment professional or go to janus.com/advisor/mutual-funds (or janus.com/allfunds if you hold Shares directly with Janus).

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 877.33JANUS (52687) (or 800.525.3713 if you hold Shares directly with Janus); or download the file from janus.com/info (or janus.com/reports if you hold Shares directly with Janus). Read it carefully before you invest or send money.

Janus, INTECH and Perkins are registered trademarks of Janus International Holding LLC. © Janus International Holding LLC. Funds distributed by Janus Distributors LLC
Investment products offered are:	NOT FDIC-INSURED	MAY LOSE VALUE	NO BANK GUARANTEE
C-0816-3643				125-02-93016 08-16